Table of Contents

As filed with the U.S. Securities and Exchange Commission on February 14, 2019

SEC File No. 333-227734

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GrowFlow Corp.
(Exact name of registrant as specified in its charter)

Delaware	7372	82-3049433
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 Mercer Street, Suite C202-139A, Seattle, Washington 98109 Tel.: (206) 494-4689

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Clifford J. Hunt, Esquire

8200 Seminole Boulevard, Seminole, Florida 33772; Tel.: (727) 471-0444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford J. Hunt, Esquire

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, FL 33772

(727) 471-0444

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration fee (4)

Common Stock par value $0.00001 per share	5,388,500	$2.00	$10,777,000	$1,306.17

_________

(1)	Represents shares of common stock previously issued and offered for resale by certain of our current shareholders, who shall be referred to herein as “Selling Stockholders.”

(2)	This offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the shares of common stock registered hereunder, based upon the price of $1.00 per share, which was the price per share at which the Company sold shares of its common stock in its most recently completed private offering.

(3)	Estimated pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee.

(4)	Computed in accordance with Section 6(b) of the Securities Act as in effect on October 3, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE AND THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED February 14, 2019

PRELIMINARY PROSPECTUS

5,388,500 SHARES OF COMMON STOCK

GROWFLOW CORP.

This Prospectus (this “Prospectus”) relates to the offer and sale of up to 5,388,500 shares of common stock, par value $0.00001 (the “Shares” or “Securities”) of GrowFlow Corp., a Delaware corporation, by the Selling Stockholders. The Shares were previously issued to the Selling Stockholders in a private offering conducted by the Company. The resale of such Shares by the Selling Stockholders pursuant to this Prospectus is referred to as the “Offering.” We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of Shares of common stock by the Selling Stockholders.

The Selling Stockholders may each be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholders must sell the shares of common stock described in this Prospectus at the fixed price of $2.00. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the shares of common stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is not currently quoted on any market.

Our principal executive address is 500 Mercer Street, Suite C202-139A, Seattle, Washington 98109. Our telephone number is (206) 494-4689.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2019

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the Securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

We will receive no proceeds from the sale of the shares of common stock sold by the Selling Stockholders.

OTHER INFORMATION

We maintain our web site at www.getgrowflow.com. Information on such web site is not considered a part of this prospectus. Unless specifically set forth to the contrary, when used in this prospectus the terms “GrowFlow Corp”, the “Company,” “we”, “us”, “our” and similar terms refer to GrowFlow Corp., a Delaware corporation.

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Shares of common stock Offered pursuant to the Purchase Agreement:	5,388,500 shares of the Company’s Common Stock.

Common stock to be outstanding before and after the offering:	19,726,500 shares before offering; and, 19,726,500 shares, after the offering.

Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Stockholders.

Offering Period:	From the date of this prospectus until Two Years, unless extended by the Company for an additional 90 days in its sole discretion.

Risk Factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 4.

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PROSPECTUS SUMMARY

About Us

Organization

GrowFlow, Inc. was incorporated on September 1, 2016 in the state of Washington and was later merged into a Delaware corporation, GrowFlow, Corp., on August 21, 2017. The surviving entity, GrowFlow Corp. is a Delaware corporation that was formed on August 21, 2017. Our Chief Executive Officer is Mr. Rufus Casey and our Chief Technology Officer is Thomas M. Wilson. Mr. Casey and Ms. Tamara Totah are presently the members of our board of directors. Our principal office address is 500 Mercer Street, Suite C202-139A, Seattle, Washington 98109. Our telephone number is (206) 494-4689.

Business

GrowFlow’s core business has been to develop a cloud-based computer software system that integrates with a state’s mandated cannabis tracking system to comply with state requirements for a legal cannabis grow of various company’s plants from seed to sale. There is no setup cost or hardware to buy, and no software to download. GrowFlow is 100% cloud based and works with operating systems and modern browsers, which means the customer can login into its company account from anywhere using a computer, phone or tablet. The GrowFlow system is a subscription-based platform from which a company can choose to pay month by month or annually with no contract.

The GrowFlow platform is 100% “compliant” (meaning compliant with state regulations regarding cannabis), with a focus on saving time and removing all extra steps for the cannabis producer, with an interface that is intuitive and easy to learn. As of September 2018, GrowFlow has 309 customers generating an average revenue per month of $382 per client, putting it on a current run rate of $1.3 million dollars annually. The computer software that GrowFlow provides is affordable with no contract required and with a customer service that responds to customer questions in just minutes instead of days. Customers are given a free 30-day trial along with free training on the GrowFlow system that eventually moves into a paid membership. The monthly subscription price starts at $250 with additional standard price levels of $310, $420 $480, $500 and $530 depending on the grow facility’s revenue. There is also the option to purchase an annual membership with twelve months of access by paying for ten months in advance.

GrowFlow’s primary value proposition delivery model has five distinct initial premises, including:

•	There are no setup costs or hardware to buy and no software to download. GrowFlow is 100% cloud based and works with all operating systems and modern browsers has a 30-day free trial.
•	The software is easy to learn with an intuitive interface. Most users learn GrowFlow in about 15 minutes. GrowFlow trains companies on the system so they do not have to figure it out by themselves.
•	The GrowFlow system is a complete solution to be able to manage plants, create products, print labels, automate invoicing and manifest with just a few clicks.
•	All activities using GrowFlow are compliant since the system integrates with each state’s cannabis tracking system, with most using METRC.
•	Questions are answered quickly with in-app chat support. The response time is typically less than 5 minutes and resolves any issues as soon as possible.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

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We have already taken advantage of these reduced reporting burdens in this Form S-1, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Most Recent Audited Financial Information

During the year ended December 31, 2017, we generated revenues of $285,663, incurred net loss of $94,785, and we have a cumulative deficit of $125,124 at December 31, 2017.

Use of Proceeds

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of Shares of common stock by the Selling Stockholders.

We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

Transfer Agent

The transfer agent for our common stock is Philadelphia Stock Transfer, 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003. The transfer agent’s telephone number is (484)416-3124 .

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RISK FACTORS

An investment in our Common Stock involves a significant degree of risk. You should not invest in our Common Stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our Common Stock.

The Securities carry a significantly high degree of risk and should not be purchased by an investor seeking the same degree of security as an investment such as bank certificates of deposit or secured debt instruments.

Our Securities are unsecured equity securities and are not the equivalent of FDIC insured instruments such as bank certificates of deposit, or CDs, or secured debt instruments, and should not be purchased by any investor desiring reduced risk offered by federal or other insurance for their investment or a secured debt instrument.

The Company did not meet its anticipated revenue goal for 2018, and there can be no assurances that revenues for fiscal year 2019 will meet or exceed actual revenue received in fiscal year 2018.

Actual revenues for fiscal year 2018 were less than our projections and revenue goals.  In connection therewith, the Growflow Projections chart on page 26 of the draft registration statement on Form S-1, filed with the SEC on October 5, 2018, is no longer accurate and should not be relied upon.  The failure to achieve our revenue goal was predominantly due to the regulatory uncertainty related to the issuance of anticipated cannabis industry related licenses in the state of California.  Due to continued uncertainty regarding the regulatory environment in the cannabis industry segment, there can be no assurances that that we will experience revenues consistent with our original projections for fiscal years 2019 and 2020.  Accordingly, we are not including any projections for fiscal years 2019 and 2020 in this registration statement.  The uncertainty regarding future revenues for the Company are among the many factors that cause an investment in our common stock to involve a high degree of risk.

Risks Related To the Company

We have a limited operating history, which makes it difficult to accurately evaluate our business prospects.

We were formed in September 2016 to develop a computer software system that integrates with a state’s mandated cannabis tracking system to comply with state requirements for a legal cannabis grow of various company’s plants from seed to sell. We cannot assure at this time that we will be able to continue our planned operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part on government policy and the public's acceptance of our product. We intend to invest heavily in continued development and marketing our product.

Our auditors have issued a going concern opinion with respect to our financial statements, although our financial statements are prepared using generally accepted accounting principles, assuming the Company will continue as a going concern.

The accompanying financial statements are prepared on a going concern basis and do not include any adjustments that might result from uncertainty about our ability to continue as a going concern. As of December 31, 2017, the Company’s available cash was $279,061, and the Company had an accumulated deficit of $125,124. The Company incurred substantial losses from operations and generated negative cash flows from operating activities. The Company’s current operating plan indicates that it will continue to incur losses from operations and generate negative cash flows from operating activities. These projections and certain liquidity risks raise substantial doubt about whether the Company will be able to meet current operating demands. As a result of these factors, there exists substantial doubt to whether the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Customer complaints regarding our product and service could hurt our business.

From time to time, we may receive complaints from customers regarding our software. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our product, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute our product, and therefore are subject to the risk of being held legally responsible for it. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated because of customer frustration with our products or service, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

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The Cannabis industry is extremely speculative and its legality is uncertain.

The possession, consumption, production and sale of Cannabis has historically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization in the States of Colorado, Washington, Oregon, Alaska and Washington D.C., and for medical purposes in certain states such as California. While management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for Cannabis and related products will emerge for the Company. Our business plan is based on the premise that Cannabis legalization will expand, that consumer demand for Cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for Cannabis for medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this premise will prove to be correct or that we will be profitable in the future.

Our business plan is speculative.

Our planned business speculative and subject to numerous risks and uncertainties. The continued research and development of our products and proposed products, including those, if any, resulting from the identification of markets for our grow related technologies may not succeed in creating any commercial products or revenue due to functional failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition or for other reasons. The further legalization of Cannabis in the States, or at the federal level, is not assured. The future demand for Cannabis for medical or recreational use is unknown, even if favorable legislation progresses hence it may hamper the growth of the cannabis grows and green houses, which use our product. The burden of government regulation on Cannabis industry participants, including growers, suppliers and consumers, is difficult to quantify. There is no assurance that we will earn further revenue or a profit.

There is no assurance that our continued research and development activities will result in any additional proprietary technology or commercial products.

As discussed, we plan to continue to develop our proprietary product and services for the Cannabis industry. The development efforts for our product may fail to result in any additional commercial technology, products or services, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

Financial projections which may be included with this Memorandum may prove to be inaccurate.

Financial projections concerning our estimated operating results may be included with the Memorandum. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any financial projections would be prepared by our management and would not be examined or compiled by independent certified public accountants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be able to provide any level of assurance on them. We cannot assure that we will earn net profits. We cannot assure that we will be able to raise capital in this placement of common stock, or that we will have sufficient capital to fund our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

We may not be able to successfully compete against companies with substantially greater resources.

The Cannabis grow tracking technology industry is competitive and we expect competition to intensify further in the future. Our website will be subject to competition for advertisers. We will be subject to competition from well-established commercial Cannabis grow suppliers and technology providers. We will also be subject to competition from non-cannabis related technology providers that may decide to sell their technology in the cannabis industry with more resources and brand recognition than us. We cannot assure that our product will compete effectively and experience continued sales.

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We may be required to collect sales and other taxes.

New excise taxes may be imposed on the sale and production of Cannabis by federal and state taxing authorities, suppressing sales. New government tax regulations may require that we as the supplier be responsible to collect those excise taxes, increasing our costs and risks. We expect to file quarterly sales tax returns with the States in which we collect excise tax however, States may seek to impose sales tax collection obligations on out-of-state companies such as us, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of Internet commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

Our business is subject to various government regulations.

We are subject to various federal, state and local laws affecting the possession, consumption, production, supply and sale of Cannabis. The Federal Trade Commission, the Federal Food and Drug Administration, the Federal Drug Enforcement Agency and equivalent state agencies regulate all aspects of Cannabis and the advertising and representations made by businesses in the sale of products, which will apply to us. Cannabis is categorized under federal law as a Schedule 1 drug. Accordingly, the cultivation, production, transport, export, import, distribution, sale, marketing and use of Cannabis is prohibited under federal law. Certain activities that comply with state law, such as medical Cannabis in states where it has been legalized, are treated by the federal government with a non-enforcement policy under the internal guidelines of the "Cole Memorandum" published by the US Department of Justice.

On January 4, 2018, the U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement.  While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general. We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. It is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition. Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are expected to be accessible worldwide, and we expect to eventually facilitate sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in one state in the United States, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

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Our business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our business.

As of December 31, 2018, 33 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon and the District of Columbia have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

The marijuana industry faces strong opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies. Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

We cannot assure that we will continue to earn a profit or that our product will continue to be accepted by the Cannabis industry participants.

Our business is speculative and dependent upon acceptance of our grow tracking technology by commercial Cannabis growers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. We may not be allowed to advertise our Cannabis tracking product or such advertising may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any continued revenue or profit, or that investors will not lose their entire investment.

We may not have adequate capital to fund our business.

We will have limited capital available to us, to the extent that we raise capital from this offering and if our sales do not continue as anticipated. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We cannot assure that we will have adequate capital to conduct our business.

We may incur uninsured losses.

Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen's compensation and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if our facility to build our product causes bodily harm to our employees or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, the holders of our common stock could lose their invested capital.

Like most manufacturers and sellers of commercial goods, and companies that raise capital, we will be subject to potential litigation.

As a manufacturer and seller of commercial goods, and a company that raises capital, we will be exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government enforcement actions, shareholder and investor lawsuits, and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

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We may not be able to protect our intellectual property.

We have intellectual property rights and trade secrets associated with our business. We do not have any patent protection or pending patent applications for our grow tracking technologies. There is no assurance that we will be able to protect our intellectual property from infringement or challenge by third parties. As a result, potential competitors could duplicate our business model with little effort.

Directors and officers have limited liability.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Delaware law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy.

Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Rufus Casey, Paul Manos and Thomas M. Wilson for the direction, management and daily supervision of our operations. See "MANAGEMENT."

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of GrowFlow. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

The consideration being paid to our management was not based on arms-length negotiation.

The common stock and cash consideration paid or being paid by us to our management have not been determined based on arm's length negotiation. While management believes that the consideration is fair for the work being performed, we cannot assure that the consideration to management reflects the true market value of its services.

Our bylaws may be amended by our board and our articles and bylaws may be amended by a majority vote of our shareholders.

Under the Delaware General Corporation Law, a corporation's articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding shares of each class entitled to vote as a class, unless the certificate requires the vote of a larger percentage of shares. Our Articles of Incorporation, as amended, do not require the vote of a larger percentage of shares. As permitted under the Delaware General Corporation Law, our bylaws give our board of directors the power to adopt, amend, or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend, or repeal our bylaws.

Risks Related to the Offering

We determined the price of the Shares arbitrarily.

The offering price of the shares of Common Stock been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the shares is the fair market value of the shares or that investors will earn any profit on them.

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Risks Related to Our Common Stock

If we issue additional Shares of our Common Stock, shareholders may experience dilution in their ownership of us.

We are authorized to issue up to 80,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. The issuance of additional shares of capital stock by us would dilute shareholders' ownership in us.

We cannot assure that we will pay dividends.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our Common Stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

Our principal shareholders own voting control of GrowFlow.

Our current officers, directors and founders currently own 14,138,000 shares of our Common Stock that are issued and outstanding. Members of an investment group in the Company currently own 4,000,000 shares of our common stock. Additionally, there are 1,760,838 common stock options issued and outstanding to nine (9) individuals (including our Chief Technology Officer). Our principal shareholders will own approximately 71.7% of the outstanding votes assuming that no shares of Common Stock are issued pursuant to this Offering. The percentage of ownership of such individuals could be lessened if investors exercise the Warrants that are also part of this Offering. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control. This concentration of ownership may not be in the best interests of all our shareholders.

Our Common Stock would be subject to the "Penny Stock" rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are "penny stocks" because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person's account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock.

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USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of shares of common stock by the Selling Stockholders in this Offering. The proceeds from the sales will belong to the Selling Stockholders. We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

DETERMINATION OF OFFERING PRICE

The offering price of $2.00 per share has been determined arbitrarily by us and based upon the offering price of one dollar ($1.00) per share that was the price at which our common stock was sold in our previous private offering. This offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the Shares of common stock registered hereunder.

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SELLING SECURITY HOLDERS

This prospectus will be used for the offering of Shares of our common stock owned by the Selling Stockholders. The Selling Stockholders may offer for sale up to 5,388,500 Shares of our common stock previously issued to them in private transactions. We will not receive any proceeds from such sales.

The resale of the Securities by the Selling Stockholders is subject to the prospectus delivery and other requirements of the Securities Act. The Selling Stockholders have been advised to notify any purchaser of their Shares that none of the proceeds from the sale of their Shares will go to the Company. All expenses of this offering are being paid for by us on behalf of the Selling Stockholders. The following table sets forth information on the Selling Stockholders. Explanatory footnotes relating to the footnote references appearing in the headings of this table are set forth below.

The following table details the name of each Selling Stockholder, the number of Shares owned by each Selling Stockholder and the number of Shares that may be offered by each Selling Stockholder. Each Selling Stockholder may be deemed an underwriter and therefore this offering is also considered an indirect primary offering.

Name of Security Holder	Shares owned as of date of prospectus (1)	Shares beneficially owned as of date of prospectus (2)	Percent owned as of date of prospectus	Maximum number of shares to be sold	Percent owned after offering complete (3)	Shares beneficially owned after offering is complete	Position, office or other material relationship to the company within last 3 years
Andrew John Williams Revocable Trust (4)	640,000	690,000	3.49%	690,000	0.00%	0	Business colleague
Bennett, Mark	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Best, Frank	20,000	20,000	0.10%	20,000	0.00%	0	Business colleague
BK Sportika LLC (5)	51,000	51,000	0.26%	51,000	0.00%	0	Business colleague
Carter's G. Realty, Inc. (6)	10,000	10,000	0.05%	10,000	0.00%	0	Business colleague
Cell Phone Parts & Accessories (7)	60,000	60,000	0.30%	60,000	0.00%	0	Business colleague
Cerulo, Raffaele	12,500	12,500	0.06%	12,500	0.00%	0	Business colleague
ChineseInvestors.com, Inc. (8)	400,000	400,000	2.03%	400,000	0.00%	0	Business colleague
Dickman, Paul	842,500	1,142,500	4.27%	842,500	0.00%	0	Business consultant
Fang, William	30,000	30,000	0.15%	30,000	0.00%	0	Business colleague
Ferrara, Lori	107,500	107,500	0.54%	107,500	0.00%	0	Business colleague
Gibbons, Michael and Erin	800,000	800,000	4.06%	800,000	0.00%	0	Business colleague
Gilchrest, Leslie	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague

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Grunewald, Bill	5,000	5,000	0.03%	5,000	0.00%	0	Friend of CEO
Haag, Andrew	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Haag, Robert	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Harman, Jason	40,000	40,000	0.20%	40,000	0.00%	0	Business colleague
Harvey, Zach	50,000	50,000	0.25%	50,000	0.00%	0	Business colleague
Hu, Quan	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Hu, Xinghua	50,000	50,000	0.25%	50,000	0.00%	0	Business colleague
Hunt, Clifford	100,000	100,000	0.51%	100,000	0.00%	0	Business colleague
Imhoff, Warren	225,000	225,000	1.14%	225,000	0.00%	0	Business colleague
Kemph, Christopher	50,000	50,000	0.25%	50,000	0.00%	0	Business colleague
Kim, Mimi	50,000	50,000	0.25%	50,000	0.00%	0	Business colleague
Kong, Yuan Yan	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Kong, YuanYuan	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Landi, Nana	50,000	50,000	0.25%	50,000	0.00%	0	Business colleague
Leibovic, Aaron	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Leighton, Douglas	150,000	150,000	0.76%	150,000	0.00%	0	Business colleague
Lenthe, Jim & Christine	12,500	12,500	0.06%	12,500	0.00%	0	Business colleague
Liu, Yimin	15,000	15,000	0.08%	15,000	0.00%	0	Business colleague
Madison Trust Company, Custodian FBO Barry McDaniel	200,000	200,000	1.01%	200,000	0.00%	0	Business colleague
Madison Trust Company, Custodian FBO Paul Dickman	300,000	300,000	1.52%	300,000	0.00%	0	Business Consultant's Trust
Mermell, Clifford	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Mermell, Steven	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Moyle, Evan	12,500	12,500	0.06%	12,500	0.00%	0	Friend of CEO

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Muradyan, Tigran	50,000	50,000	0.25%	50,000	0.00%	0	Business colleague
Redman, Michael	50,000	50,000	0.25%	50,000	0.00%	0	Business colleague
Rosenquist, John	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Schrader, William John and Judith Ann	5,000	5,000	0.03%	5,000	0.00%	0	Friends of CEO
Steyn, Ian & Sally	75,000	75,000	0.38%	75,000	0.00%	0	Business colleague
Sullivan, Mike	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Taxman, Rich	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Teng, Shao Yun	30,000	30,000	0.15%	30,000	0.00%	0	Business colleague
Vogel, Guy	5,000	5,000	0.03%	5,000	0.00%	0	Friend of CEO
Wang, Lijun	50,000	50,000	0.25%	50,000	0.00%	0	Business colleague
Williams, Cynthia (9)	50,000	690,000	3.49%	690,000	0.00%	0	Business colleague
Williams, Pete	240,000	240,000	1.22%	240,000	0.00%	0	Business colleague
Williams, TJ	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Xu, Ke	100,000	100,000	0.51%	100,000	0.00%	0	Business colleague
Yanich, Asher	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague
Yeung, Kit "Julie"	50,000	50,000	0.25%	50,000	0.00%	0	Business colleague
Zhang, Wei	25,000	25,000	0.13%	25,000	0.00%	0	Business colleague

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(1) This column represents the actual number of shares owned by the shareholder without consideration of any shares beneficially owned by any selling shareholder's spouse or minor child.

(2) This column represents the actual number of shares beneficially owned, including various spouses identified herein. All other blood-related parties to any of the “Affiliates” are adults, emancipated and live independent of each other in different households. Accordingly, none of these relationships fall under the term of “Affiliate”.

(3) This column represents the percentage held in the event all of the 5,388,500 shares in the Resale Offering are sold.

(4) Andrew Williams, Trustee of the Andrew John Williams Revocable Trust is the spouse of Cynthia Williams, who owns 50,000 shares of our common stock.

(5) BK Sportika, LLC is a medical company located in Warren, New Jersey, which is controlled by Adam Barrison and Steven Kaye, both of whom are non-affiliate business colleagues of Rufus Casey.

(6) Carter's G. Realty, Inc. is a real estate company located in Flushing, New York and controlled by Hui Fen Li, the owner, who is a non-affiliate business colleague of Rufus Casey.

(7) Cell Phone Parts & Accessories is an electronics retailer located in Great Neck, New York and is owned and controlled by Leng Lin, who is a non-affiliate business colleague of Rufus Casey.

(8) ChineseInvestors.com, Inc. is a publicly traded investor relations company based in San Gabriel, California. Its CEO, Warren Wang, controls approximately 10% of the Company. Its CFO, Paul Dickman, is a non-affiliate business colleague of Rufus Casey and a significant investor in GrowFlow.

(9) Cynthia Williams is the spouse of Andrew Williams, Trustee of the Andrew John Williams Revocable Trust, which owns 640,000 shares of our common stock.

All of the Shares offered by this prospectus may be offered for resale, from time to time, by the Selling Stockholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, or pursuant to SEC Rule 144. The Selling Stockholders may affect these transactions by selling their Shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. The Selling Stockholders may each be deemed an underwriter and therefore this offering is also considered an indirect primary offering as to such shares. The Selling Stockholders may sell up to 5,388,500 shares previously issued to them.

The Selling Stockholders holder will pay all commissions, transfer taxes and other expenses associated with its sales. In the event the selling security holder sells all of its shares in the secondary offering it will own no shares in the Company upon completion of the secondary offering.

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 5,388,500 Shares of our common stock, par value $0.00001 per share, by certain of our shareholders. The Selling Stockholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the sellers and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a seller will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. In addition, the Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the Shares and offered in this prospectus may be deemed “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the sellers.

The Selling Stockholders have acquired the Securities offered hereby in the ordinary course of business. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Stockholders. We will file a supplement to this prospectus if any Selling Stockholder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Stockholders use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

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The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Stockholders. Each Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $15,000. We will not receive any proceeds from the resale of any of the shares of our common stock by sellers.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $66,000 including, but not limited to, legal, accounting, printing and mailing fees. The sellers, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 80,000,000 shares of Common Stock, $0.00001 par value per share; and (ii) 20,000,000 shares of blank-check preferred stock, $0.00001 par value per share.

Common Stock

The Company has authorized the issuance of 100,000,000 shares of stock, consisting of 80,000,000 common shares, 16,000,000 Preferred shares, and 4,000,000 shares of Series A Convertible Preferred Stock. Common stock has a par value of $0.00001 and carries equal voting rights. As of the date of this prospectus, 19,726,500 shares of the Common Stock are issued and outstanding.

Preferred Stock

Preferred Stock carries a par value of $0.00001 and is convertible any time at the holder’s option into shares of Common Stock at a currently defined conversion price of $0.0625. Holders of Preferred Stock may cast the number of votes equal to the number of common shares that would result from conversion of Preferred Stock.

Series A Preferred Stock carries a par value of $0.00001 and is convertible any time at the holder’s option into one share of common stock at a currently defined conversion price of $0.0625. Holders of Preferred Stock may cast the number of votes equal to the number of common shares that would result from conversion of Preferred Stock.

Equity Activity

Upon formation of Growflow, Inc. on September 1, 2016, the Company’s two founders purchased 2,000,000 shares in exchange for $200 and all rights to their intellectual property. On the September 26, 2017 merger date, the founders’ interests converted to 2,000,000 shares of the surviving entity.

On December 15, 2017, the Company entered into an agreement with an outside investor to sell 4,000,000 shares of its Series A Preferred Stock at $0.0625 per share for total proceeds of $250,000. The agreement to issue these shares of Series A Preferred Stock contemplated the impacts of the stock split, as further discussed below.

Stock Split

On January 18, 2018, the Company’s board and stockholders agreed to a 6.9565 to 1 split of its Common Stock. Equivalent post-split common shares outstanding as of December 31, 2017 and 2016 totaled 13,913,000. Post-split, outstanding options represented approximately 1,381,992 potential shares of common stock. Outstanding shares of Series A Preferred Stock, which are convertible into common stock remained unchanged before and after the split. The Company has not retrospectively presented the effects of the subsequent stock split in these financial statements but plans to present these impacts in the financial statements for the period in which the stock split occurred.

Warrants

During May and June 2018, the Company sold 376,000 equity units for total proceeds of $376,000, $326,000 of which was collected on or before June 30, 2018 and $50,000 of which was collected in July 2018, resulting in an accrued subscription receivable of $50,000 as of June 30, 2018. The Company also issued an additional 50,000 common shares to one of the purchasers as an inducement incentive. Each equity unit consisted of one share of common stock and two warrants allowing shareholders, at their option, to purchase additional common shares at $1.25 and $1.50 per share until June 30, 2021. The Company evaluated the accounting characteristics of the instruments and determined that the warrants were separable from the shares of common stock and constituted embedded derivatives having equity characteristics. Using the following inputs, the Company estimated the fair value of the warrants and allocated $184,215 to the warrants and the remainder to the common stock.

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Risk-free interest rate	2.52%-2.81%
Expected life of warrants	2 years
Annualized volatility	60%
Dividend rate	0%

Options

The Company issued stock options to contractors and external companies that had been providing services to the Company upon their termination of services. Under ASC 718 and EITF 96-18 these options were recognized as expense in the period issued because they were given as a form of payment for services already rendered with no recourse.

Share based expense paid to through direct stock grants is expensed as occurred. Since the Company’s stock is not publicly traded and currently has no active market, the Company relies on third party valuation reports as of the date of the transaction. The company recognized $6,654 and $0 for stock-based compensation to the Company’s officers and various consultants and advisors during the three months ended September 30, 2018 and 2017 and $19,962 and $0 for the nine months then ended, all respectively.

Stock option activity on a pre- and post-split basis was as follows:

	Pre-Split	Post-Split
Outstanding, September 1, 2016 (Inception)	–	–
Granted	–	–
Exercised	–	–
Forfeited or expired	–	–
Outstanding, December 31, 2016	–	–
Granted	221,662	1,541,992
Exercised	–	–
Forfeited or expired	(23,000)	(160,000)
Outstanding, December 31, 2017	198,662	1,381,992
Granted	5,750	40,000
Exercised	–	–
Forfeited or expired	–	–
Outstanding, September 30, 2018	204,412	1,421,992

The following table presents information regarding options outstanding and exercisable as of September 30, 2018 and December 31, 2017 on a pre- and post-split basis:

	(Pre-Split) As of		(Post-Split) As of
	9/30/2018	12/31/2017	9/30/2018	12/31/2017
Weighted average contractual remaining term - options outstanding (years)	9.0	9.7	9.0	9.7
Aggregate intrinsic value - options outstanding	$71,373	$69,333	$71,373	$69,333
Options exercisable	121,409	64,209	844,584	446,670
Aggregate intrinsic value - options exercisable	$35,717	$22,409	$35,717	$22,409
Weighted average contractual remaining term - options exercisable	9.0	9.7	9.0	9.7

As of September 30, 2018 and December 31, 2017, future compensation costs related to these options issued totaled $29,001 and $46,924, respectively.

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The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model utilizing the following inputs:

	Year Ended	Six Months Ended
	12/31/2017	6/30/2018
Risk-free interest rate	2.35%	1.81-2.81%
Expected life of options	5 years	5 years
Annualized volatility	60%	60%
Dividend rate	0%	0%

The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model utilizing the following inputs:

	Year Ended	Nine Months Ended
	12/31/2017	9/30/2018
Risk-free interest rate	2.35%	1.81%
Expected life of options	5 years	5 years
Annualized volatility	60%	60%
Dividend rate	0%	0%

On August 3, 2018, the Company issued 25,000 common shares to its Chief Financial Officer for services rendered. Terms of the compensation agreement call for the shares to vest monthly at a rate of 2,500 shares per month on the third day of each month, beginning September 3, 2018. The Company recognized $25,000 of compensation expense upon issuance of these shares, based on the most recent private placement of common stock at $1.00 per share.

On September 24, 2018, the Company issued 200,000 common shares (100,000 each) to two board members for services rendered. 100,000 of these shares vested immediately, and the remaining 100,000 will vest after 375 days of service, or on October 4, 2019. Upon issuance of these shares, the Company recorded compensation expense of $200,000, based on the most recent private placement of common stock at $1.00 per share.

The following schedule sets forth future vesting of these restricted shares:

2018 Q4	7,500
2019	115,000
Total unvested shares, September 30, 2018	122,500

The Company valued its options grants using a common stock price of $0.67 ($0.0963 post-split), as determined by an independent valuation analyst’s report dated October 27, 2017. A summary of sources for the inputs above is as follows:

•	Risk-free interest rate: US Treasury interest rates on grant date for treasury instruments with a period equivalent to expected life of options.
•	Expected life of options: Mid-point between issuance and expiration.
•	Annualized volatility: Assumption used in independent valuation analyst’s report.
•	Dividend rate: The Company’s current declared dividend rate.

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Convertible Securities

Our Preferred Stock carries a par value of $0.00001 and is convertible any time at the holder’s option into shares of Common Stock at a currently defined conversion price of $0.0625. Holders of Preferred Stock may cast the number of votes equal to the number of common shares that would result from conversion of Preferred Stock.

Upon formation of Growflow, Inc. on September 1, 2016, the Company’s two founders purchased 2,000,000 shares in exchange for $200 and all rights to their intellectual property. On the September 26, 2017 merger date, the founders’ interests converted to 2,000,000 shares of the surviving entity (equivalent to 13,913,000 post-split shares).

On December 15, 2017, the Company entered into an agreement with an outside investor to sell 4,000,000 shares of its Series A Preferred Stock at $0.0625 per share for total proceeds of $250,000. The agreement to issue these shares of Series A Preferred Stock contemplated the impacts of the stock split, as further discussed herein. On June 30, 2018, these shares converted to 4,000,000 common shares.

See the references to our Warrants and Options above.

Transfer Agent and Registrar

The transfer agent for our common stock is Philadelphia Stock Transfer, 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003. The transfer agent’s telephone number is (484) 416-3124.

Section 15(g) of the Securities Exchange Act of 1934 – “Penny Stock” Disclosure

Our shares of Common Stock are “penny stock” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated under the Exchange Act. They impose additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

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Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. Rules 15g-1 through 15g-6 which apply to broker/dealers but not our company are summarized as follows:

•	Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules;

•	Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document;

•	Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/ dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question

•	Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction;

•	Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation; and

•	Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The application of the penny stock rules may affect your ability to resell your shares of Common Stock because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements as of December 31, 2017 and 2016, included in this prospectus have been audited by BF Borgers CPA PC of Lakewood, Colorado, an independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing. Our audited financial statements as of December 31, 2017 and 2016, and for the six months period ended June 30, 2018, included in this prospectus are unaudited and have been prepared by the management of the Company.

The validity of the securities offered by this prospectus will be passed upon for us by Law Office of Clifford J. Hunt, P.A. The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of 100,000 shares of our common stock.

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DESCRIPTION OF BUSINESS

Description of Business, Principal Products, Services

GrowFlow is a provider of business management software dedicated to the cannabis market. The principal products and services include inventory and plant management, sales, packaging and labeling tools, and business intelligence reporting.

Overview

GrowFlow, Inc. was incorporated on September 1, 2016 in the state of Washington and was later merged into a Delaware corporation, GrowFlow, Corp. on August 21, 2017. GrowFlow’s core business has been to develop a computer software system that integrates with a state’s mandated cannabis tracking system to comply with state requirements for a legal cannabis grow company’s plants from seed to sell. There is no setup cost or hardware to buy, and no software to download. GrowFlow is 100% cloud based and works with operating systems and modern browsers, which means the customer can login into the company account from anywhere using a computer, phone or tablet. The GrowFlow system is a subscription-based platform from which a company can choose to pay month by month or annually with no contract.

History

The Company’s founder and CEO, Rufus Casey, had the idea for GrowFlow in 2015 after he talked to cannabis growers who had the consistent complaint about the lack of a good computer reporting system to keep track of the plants they were growing – especially one that would better integrate with the state reporting software. Mr. Casey developed a cannabis tracking system that was a rough prototype that he took to Cannacon in Seattle in February of 2016 where 65 potential customers signed up for the GrowFlow platform which was not actually usable yet. After Cannacon, Mr. Casey met Tom Wilson (our Chief Technology Officer), who brought his computer specialty to the table and assisted in developing the computer software system used by GrowFlow which rolled out in a testing phase in November of 2016. GrowFlow was usable by January of 2017, which is when GrowFlow had its first paying customer. As of September 2018, GrowFlow has 309 paying customers generating $1.3 million in annual revenue.

GrowFlow initially focused exclusively on integrating with the Washington mandated reporting system, BioTrack, now known as Leaf Data, with plans to move into the Colorado and California market in April of 2018. Washington currently has approximately 700 active producers of cannabis and as of December of 2018 GrowFlow had 290 subscribers in that market, which represents a 41% market share in just over one year.

In the graph above, “MRR” refers to Monthly Recurring Revenue. Monthly Recurring Revenue is vital to understanding the Company’s revenue model, as access to the platform is on a monthly subscription basis. Monthly recurring revenue, however, does not contemplate GAAP-basis deferred revenue, which typically ranges from 50% to 100% of the Monthly Recurring Revenue at any given point in time. Total Monthly Recurring Revenue visually displayed in the graph above was $116,593, $118,983 and $122,222 for the months of October 2018, November 2018 and December 2018, all respectively.

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Industry Summary

The legal cannabis industry in North America is one that ArcView Market Research estimates will grow from $9.2 billion in consumer spending in 2017 to $47.3 billion in 2027. Such growth will happen as more and more states legalize not just medical marijuana but also recreational. The management of GrowFlow believes that with their ability to earn market share they are well positioned to become one of the dominant software-as-a-service (SaaS) compliance solutions in the industry as they expand into additional states.

According to the Colorado Department of Revenue, Colorado’s marijuana industry reported $1.29 billion in recreational and medical marijuana sales from January through October 2018, putting marijuana sales on pace to exceed the $1.5 billion in the state during 2017. Forbes estimates that the North America regulated marijuana market will top $20 billion by 2021 assuming a compound annual growth rate of 25%.

Colorado, Washington, Oregon, Nevada, California, Maine, Massachusetts, Alaska and the District of Columbia have all voted to expand the market to include legal recreational use as well as medical use. Many experts predict that other states will follow these eight trail blazing states in enacting legislation or approving ballot measures that expand the permitted use of cannabis.

Nationally, the industry has continued to gain ground through the addition of many states and their passing of medical and/or recreational provisions for the use of cannabis. While there certainly appears to be a trend towards acceptance of cannabis, there are no assurances offered that this business will be able to sustain itself over time if the Federal Government changes its current position related to state legalized operations.

While no assurances can be provided, with 33 states legalizing medical marijuana and 10 of those states and the District of Columbia legalizing both medical and recreational uses, we believe that there will occur a certain tipping point by which the Federal Government will have to take some sort of stand on the legal status of cannabis. We also believe that due to the strong growth in the entire industry at the state level, the Federal Government will eventually de-schedule cannabis, similar to the alcoholic beverage prohibition repeal in the mid 1930’s, and as motivated by its citizenry to decriminalize cannabis as well as regulate it under the auspices of some existing or newly formed agency.

Our Current Business

The GrowFlow computer system is 100% “compliant” with a focus on saving time and removing all extra steps for the cannabis producer, with an interface that is intuitive and easy to learn. As of September 2018, GrowFlow had 309 customers generating an average revenue per month of $382 per client, putting it on a current run rate of $1.3 million dollars annually. The computer software that GrowFlow provides is affordable with no contract required and with a customer service that responds to customer questions in just minutes instead of days. Customers are given a free 30-day trial along with free training on the GrowFlow system that eventually moves into a paid membership. The monthly subscription price starts at $250 with three additional price levels of $310, $420, $480, $500, and $530 and occasionally higher, depending on the grow facility’s revenue. There is also the option to purchase an annual membership with twelve months of access by paying for ten months in advance.

GrowFlow’s primary value proposition delivery model has five distinct initial premises, including:

•	There is no setup costs or hardware to buy and no software to download. GrowFlow is 100% cloud based and works with all operating systems and modern browsers.
•	The software is easy to learn with an intuitive interface. Most users learn GrowFlow in about 15 minutes. GrowFlow trains companies on the system so they do not have to figure it out by themselves.
•	The GrowFlow system is a complete solution to be able to manage plants, create products, print labels, automate invoicing and manifest with just a few clicks.
•	All activities using GrowFlow is 100% “502 compliant” since the system integrates with each state’s cannabis tracking system, with most using METRC.
•	Questions are answered quickly with in-app chat support. The response time is typically under 5 minutes and resolves any issues as soon as possible.

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Description of Services/Pricing

From seed to sale, at every step, GrowFlow saves the cannabis producer time. The GrowFlow system allows companies to create and grow plants with ease and put together sales orders in as little as three minutes. GrowFlow reports can allow customers to gain insight into the business as well as make better decisions about business operations.

Our computer system works in three different ways, including:

•	Grow cannabis plants with complete plant management - create new plants, track plant inventory with rooms and tables, track harvest easily, and cure and flower lots.
•	Easily create new plants with just a few clicks. The system makes conversions easy and straightforward with no more clicking around for hours. There is the ability to create what is needed in just minutes.
•	Sell with no more sub-lotting and moving inventory into ‘fake’ rooms. Simply add to the cart, and GrowFlow creates labels and manifests automatically. If a retailer changes their mind, it is easy to void and re-manifest in seconds without losing the original order.

GrowFlow is there for the customer every step of the way, giving a free 30-day trial and training on the system with no contract. If a customer has questions while using GrowFlow, they just send an In-App Chat question that has a response time of under five minutes. GrowFlow’s product is very affordable at prices between $350 and $530 a month which can be lower if the customer is willing to pay an annual subscription price upfront.

Our platform is currently compliant in nine states in addition to Washington and is capable of compliance in other states. We currently have 19 customers in California in addition to our customer base in Washington.

Marketing

GrowFlow’s target market is cannabis producers in the states that have legalized cannabis with the eventual plan to offer a software that will be able to serve the entire legal cannabis market. The first rollout in Washington was successful with a current market share of 41% in just over a year. GrowFlow will next rollout to Colorado closely followed by California. Many of the legalized cannabis states use the cannabis tracking software of METRC which means that the company will be able to expand rapidly into a large part of the market once the METRC serving system is developed.

GrowFlow is currently marketing through the GrowFlow website, www.getgrowflow.com, advertising on Google and direct calling potential customers to inform them about the product. The GrowFlow website has the information on how GrowFlow works as well as video clips on how to use the product. The advertising on Google puts GrowFlow at the top of the search list when someone is looking for a traceability software through Google. The calls out to potential customers allow for potential customer questions as well as establishing a time for a demonstration of the GrowFlow product with 50% of cannabis growers that see the demonstration trying the product. Much of the Company’s growth has occurred through word of mouth referrals as the Company has very high customer satisfaction as reflected by its very low churn rate of just 0.3%.

Status of Any Publicly Announced New Product Or Service

We do not currently have any publicly announced new product or service.

Competitive Business Conditions And Our Competitive Position In The Industry And Methods Of Competition

Conditions are competitive with more and more similar businesses coming to market as the Cannabis industry in general continues to mature. GrowFlow competes on “ease of use” which can generally be equated to lower direct labor costs and also lower training costs of that same workforce. GrowFlow faces extreme competition from both larger, better-financed national brands as well as an ever-increasing number of boutique service providers in the cannabis industry. We currently keep track of the providers in this space and are continually monitoring their progress and presence in the industry while working to continue to demonstrate our unique license offering.

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In February of 2018 the cannabis tracking system for Washington switched providers when the contract initially awarded to BioTrack Expired on October 31st, 2017. The new contract for the state of Washington was awarded to MJ Freeway for their Leaf Data compliance system. The transition to the new central compliance system created issues for other software providers which caused new customers to make the switch to GrowFlow as we were one of the few traceability software programs working after the switch. GrowFlow knew about the changes that were coming and continuously tested different aspects of the new system to make sure it worked with GrowFlow’s platform which made the change to the system very seamless.

Sources And Availability Of Raw Materials And The Names Of Principal Suppliers

Not applicable.

Dependence On One Or A Few Customers

GrowFlow has hundreds of small customers. Each customer is approximately the same value, with a range of $250 to $530 monthly value, with several outliers.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts, Including Duration

Not applicable. We presently do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

Need For Any Government Approval Of Principal Products Or Services

Not applicable.

Effect Of Existing Or Probable Governmental Regulations On The Business

There is certainly a risk of government regulations changing or being enforced. Cannabis remains a schedule 1 drug and so federally is illegal. If the federal government we're to choose to enforce Cannabis laws, and battle the States own laws, it is possible this could affect GrowFlow’s customers and therefore GrowFlow. While we do not generate revenues from the direct sale of cannabis products, we are engaged in assisting companies who are engaged in various startup aspects of the cannabis industry. Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal laws.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the Federal Government decides to enforce the Controlled Substances Act in the legalized cannabis states, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of the date of this Memorandum, 30 states and the District of Columbia allow its citizens to use Medical Marijuana. Additionally, voters in the states of Colorado, Washington, Oregon, Nevada, California, Maine, Massachusetts, Alaska and the District of Columbia have all approved legalization of recreational cannabis for adult use. The state laws are in conflict with the Federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama Administration effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana.

In January of 2018, the new Trump Administration rescinded the Cole Amendment. The Cole Amendment allowed cannabis companies to follow cannabis state regulations instead of federal regulations. The National Cannabis Industry Association said, “The rescinding of this memo does not necessarily mean that any major change in enforcement policy is on the horizon. This has been, and still will be, a matter of prosecutorial discretion.” Since this change there has been no law enforcement action against any of the cannabis companies working in the states that have legalized cannabis. Any more changes in the Federal Government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we could be irreparably harmed by a change in enforcement by the federal or state governments.

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Although cultivation and distribution of marijuana for medical use is permitted in many states, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plan and could expose us and our management to potential criminal liability and subject their properties to civil forfeiture. Though the cultivation and distribution of marijuana remains illegal under federal law, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent states from implementing their own laws that authorize the use, distribution, possession, or cultivation of medical marijuana. However, state laws do not supersede the prohibitions set forth in the federal drug laws.

For a comprehensive and up to date perspective on this process as well as current states and territories please refer to the following link: http://www.mpp.org/states/.

To participate in either the medical or recreational sides of the marijuana industry in Washington and elsewhere, all businesses and employees must obtain licenses from the state and, for businesses, local jurisdictions. As GrowFlow makes the move into additional states, there are four different types of business licenses issued for cannabis including cultivation, manufacturing, dispensing, and testing. In addition, to be permitted to own or work in a facility, all owners and employees must obtain an occupational license. All applicants for licenses undergo a background investigation, including a criminal records check for all owners and employees.

Every state where the Company may operate has stringent regulations governing the facilities and operations of marijuana businesses. Each facility is subject to extensive regulations that govern its businesses practices, which includes mandatory seed-to-sale tracking and reporting – which is what GrowFlow provides.

The Department of Justice has stated that it will continue to enforce the Controlled Substance Act with respect to marijuana to prevent:

•	the distribution of marijuana to minors;
•	criminal enterprises, gangs and cartels receiving revenue from the sale of marijuana;
•	the diversion of marijuana from states where it is legal under state law to other states;
•	state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
•	violence and the use of firearms in the cultivation and distribution of marijuana;
•	driving while impaired and the exacerbation of other adverse public health consequences associated with marijuana use;
•	the growing of marijuana on public lands; and
•	marijuana possession or use on federal property.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. It is also possible that new enacting regulations will be directly applicable to our business in the future. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business.

Since the use of marijuana is illegal under federal law, there is a compelling argument that banks cannot accept for deposit funds from businesses involved with marijuana. Consequently, businesses involved in the marijuana industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate.

Selected Financial Data and Projections

GrowFlow was profitable in the first year of business with a gross revenue of $285,663. There has been a steady increase in customers as the GrowFlow platform has become known as being one of the best. GrowFlow has a very low churn rate of just .3% a month, meaning that once customers start using the GrowFlow platform, very few terminate their use of the GrowFlow platform.

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The table below details the financial data for GrowFlow’s first year in business.

Total Gross Revenue and Expenses 2017

Revenues	$285,663
Cost of revenues	$182,600
Gross Profit	$103,063
Sales and marketing	$11,131
General & administrative	$95,802
Personnel expenses	$90,915
Total expenses	$197,848
Net Loss	$(94,785)

As GrowFlow expands into more and more states and offers additional services it projects substantial increase in both revenues and profits.

Employees

As of December 2018, GrowFlow has 20 full time employees. GrowFlow has consulted with and expects to continue to use the services of independent consultants and contractors with whom management has a pre-existing relationship to perform various professional services.

Future Business Opportunities

GrowFlow is focused on expanding the business by offering its product handling producer and processor compliance with a focus on the California market. This market, which went live in January 2018, is expected to be $3.7 billion in 2018 and is projected to grow to $7.7 billion by 2021. The California market is the single biggest cannabis market in the world while also being one of the most mature and yet somewhat underground.

This situation is about to change. New regulations came into effect on July 1st, 2018, and all cannabis businesses will soon need to be licensed and reporting data through the new METRC state system. There is currently estimated to be over 4,000 licensed operations, with no limit set by the state of California. The Company expects that there will be a gradual adoption of grow operations that will become legal until the Enforcement division starts to shut down unlicensed operations. We anticipate that high profile enforcement activities and anticipated legislative adjustments to cannabis taxation will coax growers to become compliant. As GrowFlow is one of the quickest systems to adopt and has a great customer satisfaction raking we expect to be able to capture a significant part of this market. In Washington we were able to achieve more than a 30% market share in 12 months. If we can capture half of the percentage that we did in the state of Washington (30% * 50% = 15%), this market alone will worth $4m annually based on a $600 monthly subscription rate after just one year. We believe the $600 monthly subscription will be attainable based on our current subscription rates paid by California customers.

The foregoing projections are based on management’s assumptions, including historical performance in the State of Washington, the Company’s specialized expertise, and advantages gained from being an early mover in California. Management further anticipates that the Company will establish higher monthly subscription rates in California due to higher administrative and compliance costs, and management expects most California customers to have no pre-existing revenue relationship with the Company and thus be less resistant to a higher subscription fee than an existing customer at a lower rate.

The Company is currently updating its software to be fully compliant with the Metric system that has been adopted in the State of California and has already become a verified vendor in California. This product launched in Beta in May 2018 and started generating revenues by June 2018.

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The Company plans to focus exclusively on getting as large of market share as possible in California through the end of 2018 after which it will expand its product offering to the dispensary side of the business with a fully integrated point of sale system.

States outside of California and Washington

According to research by The Arcview Group the total US legal cannabis market is projected to grow to $50B by 2026. Washington and California represent less than 20% of the total US market. The Company is planning to expand to a nationwide marketing and development effort by the summer of 2018 with the goal of being able to serve all markets nationwide by 2019.

Point of Sale Systems

The Company should be well established in the grow community in California by the end of 2018. Once the Company has this footprint in the west coast it plans to grow deeper within these markets by offering a point of sale system (POS) to the dispensary/retail community. The Company plans to explore all means to enter into this market. There are three options to consider: develop a POS internally, license a white label solution that can then be modified to integrated with our existing system or acquire an existing business that is already offering this service to the industry. The Company plans to start to focus on determining the best path forward in the last quarter of 2018. Once the Company determines how its stock is being received in the public markets it will be able to decide which path is the best to pursue.

Other products

After the Company has expanded its current compliance tracking software to a nationwide solution it will start looking at other technology products it can offer to its existing customer base to become the total technology solution for the cannabis industry. Additional services could include an online marketplace for non-vertically integrated markets, Vendor Managed Inventory, Businesses Intelligence solutions based on artificial intelligence through mining data generated through our nationwide footprint.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We intent to take advantage of these reduced reporting burdens in our future periodic reports that will be filed with the Securities and Exchange Commission, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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DESCRIPTION OF PROPERTY

The Company operates out of offices at 500 Mercer Street, Suite C202-139A, Seattle, Washington 98109, which we lease. Our telephone number is (206)494-4689.

Legal Proceedings

We are not involved in any pending or threatened legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

We are not presently traded on any national securities market or any of the OTC Markets.

(b) Holders

As of December 31, 2018, the Company had 61 shareholders of record.

(c) Dividends

Holders of common stock are entitled to receive dividends as may be declared by our board of directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The board of directors has sole discretion to determine: (i) whether to declare a dividend; (ii) the dividend rate, if any, on the shares of any class of series of our capital stock, and if so, from which date or dates; and (iii) the relative rights of priority of payment of dividends, if any, between the various classes and series of our capital stock. We have not paid any dividends and do not have any current plans to pay any dividends.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL STATEMENTS

AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the other sections of this Prospectus, including our consolidated financial statements and related notes. This discussion and analysis contains forward-looking statements, including information about possible or assumed results of our financial condition, operations, plans, objectives and performance that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated and set forth in such forward-looking statements.

Forward-Looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements. You can identify forward-looking statements by the use of the words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “could”, “predicts”, “potential”, “proposed”, or “continue” or the negative of those terms. These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements. Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements due to numerous factors, including, but not limited to, availability of financing for operations, successful performance of operations, impact of competition and other risks detailed below as well as those discussed elsewhere in this registration statement on Form S-1. In addition, general economic and market conditions and growth rates could affect such statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Our Business Overview.

GrowFlow, Inc. was incorporated on September 1, 2016 in the state of Washington and was later merged into a Delaware corporation, GrowFlow, Corp. on August 21, 2017. GrowFlow’s core business has been to develop a computer software system that integrates with a state’s mandated cannabis tracking system to comply with state requirements for a legal cannabis grow company’s plants from seed to sell. There is no setup cost or hardware to buy, and no software to download. GrowFlow is 100% cloud based and works with operating systems and modern browsers, which means the customer can login into the company account from anywhere using a computer, phone or tablet. The GrowFlow system is a subscription-based platform from which a company can choose to pay month by month or annually with no contract.

History

The Company’s founder and CEO, Rufus Casey, had the idea for GrowFlow in 2015 after he talked to cannabis growers who had the consistent complaint about the lack of a good computer reporting system to keep track of the plants they were growing – especially one that would better integrate with the state reporting software. Mr. Casey developed a cannabis tracking system that was a rough prototype that he took to Cannacon in Seattle in February of 2016 where 65 potential customers signed up for the GrowFlow platform which was not actually usable yet. After Cannacon, Mr. Casey met Tom Wilson (our Chief Technology Officer), who brought his computer specialty to the table and assisted in developing the computer software system used by GrowFlow which rolled out in a testing phase in November of 2016. GrowFlow was usable by January of 2017, which is when GrowFlow had its first paying customer. As of September 2018, GrowFlow has approximately 309 paying customers generating $1.4 million in annual revenue.

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GrowFlow initially focused exclusively on integrating with the Washington mandated reporting system, BioTrack, now known as Leaf Data, with plans to move into the Colorado and California market in April of 2018. Washington currently has approximately 700 active producers of cannabis.

In the graph above, “MRR” refers to Monthly Recurring Revenue. Monthly Recurring Revenue is vital to understanding the Company’s revenue model, as access to the platform is on a monthly subscription basis. Total Monthly Recurring Revenue visually displayed in the graph above was $95,250, $103,097 and $115,245 for the months of July 2018, August 2018 and September 2018, all respectively.

Industry Summary

The legal cannabis industry is one that ArcView Market Research estimates will grow from $6.7 billion in consumer spending in 2016 to $22.6 billion in 2021. Such growth will happen as more and more states legalize not just medical marijuana but also recreational. The management of GrowFlow believes that with their ability to earn market share they are well positioned to become one of the dominant software-as-a-service (SaaS) compliance solutions in the industry as they expand into additional states.

According to the Colorado Department of Revenue, Colorado’s marijuana industry reported $119 million in recreational and medical marijuana in sales in November 2017, putting marijuana sales on pace to exceed $1 billion for the year ending December 31, 2017. Forbes estimates that the North America regulated marijuana market will top $20 billion by 2021 assuming a compound annual growth rate of 25%.

Colorado, Washington, Oregon, Nevada, California, Maine, Massachusetts, Alaska and the District of Columbia have all voted to expand the market to include legal recreational use as well as medical use. Many experts predict that other states will follow these eight trail blazing states in enacting legislation or approving ballot measures that expand the permitted use of cannabis.

Nationally, the industry has continued to gain ground through the addition of many states and their passing of medical and/or recreational provisions for the use of cannabis. While there certainly appears to be a trend towards acceptance of cannabis, there are no assurances offered that this business will be able to sustain itself over time if the Federal Government changes its current position related to state legalized operations.

While no assurances can be provided, with 30 states legalizing medical marijuana and 8 of those states and the District of Columbia legalizing both medical and recreational uses, we believe that there will occur a certain tipping point by which the Federal Government will have to take some sort of stand on the legal status of cannabis. We also believe that due to the strong growth in the entire industry at the state level, the Federal Government will eventually de-schedule cannabis, similar to the alcoholic beverage prohibition repeal in the mid 1930’s, and as motivated by its citizenry decriminalize cannabis as well as regulate it under the auspices of some existing or newly formed agency.

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Our Current Business

The GrowFlow computer system is 100% “compliant” with a focus on saving time and removing all extra steps for the cannabis producer, with an interface that is intuitive and easy to learn. As of September 2018, GrowFlow had 309 customers generating an average revenue per month of $382 per client, putting it on a current run rate of slightly less than $1 million dollars annually. The computer software that GrowFlow provides is affordable with no contract required and with a customer service that responds to customer questions in just minutes instead of days. Customers are given a free 30-day trial along with free training on the GrowFlow system that eventually moves into a paid membership. The monthly subscription price starts at $250, with additional standard price levels of $310, $420, $480, $500, and $530, depending on the grow facility’s revenue. There is also the option to purchase an annual membership with twelve months of access by paying for ten months in advance.

GrowFlow’s primary value proposition delivery model has five distinct initial premises, including:

•	There is no setup costs or hardware to buy and no software to download. GrowFlow is 100% cloud based and works with all operating systems and modern browsers.
•	The software is easy to learn with an intuitive interface. Most users learn GrowFlow in about 15 minutes. GrowFlow trains companies on the system so they do not have to figure it out by themselves.
•	The GrowFlow system is a complete solution to be able to manage plants, create products, print labels, automate invoicing and manifest with just a few clicks.
•	All activities using GrowFlow is 100% “502 compliant” since the system integrates with each state’s cannabis tracking system, with most using METRC.
•	Questions are answered quickly with in-app chat support. The response time is typically under 5 minutes and resolves any issues as soon as possible.

Description of Services/Pricing

From seed to sale, at every step, GrowFlow saves the cannabis producer time. The GrowFlow system allows companies to create and grow plants with ease and put together sales orders in as little as three minutes. GrowFlow reports can allow customers to gain insight into the business as well as make better decisions about business operations.

Our computer system works in three different ways, including:

•	Grow cannabis plants with complete plant management - create new plants, track plant inventory with rooms and tables, track harvest easily, and cure and flower lots.
•	Easily create new plants with just a few clicks. The system makes conversions easy and straightforward with no more clicking around for hours. There is the ability to create what is needed in just minutes.
•	Sell with no more sub-lotting and moving inventory into ‘fake’ rooms. Simply add to the cart, and GrowFlow creates labels and manifests automatically. If a retailer changes their mind, it is easy to void and re-manifest in seconds without losing the original order.

GrowFlow is there for the customer every step of the way, giving a free 30-day trial and training on the system with no contract. If a customer has questions while using GrowFlow, they just send an In-App Chat question that has a response time of under five minutes. GrowFlow’s product is very affordable at prices between $250 and $530 a month which can be lower if the customer is willing to pay an annual subscription price upfront.

Marketing

GrowFlow’s target market is cannabis producers in the states that have legalized cannabis with the eventual plan to offer a software that will be able to serve the entire legal cannabis market. The first rollout in Washington was successful with a current market share of 33% in just over a year. GrowFlow will next rollout to Colorado closely followed by California. Many of the legalized cannabis states use the cannabis tracking software of METRC which means that the company will be able to expand rapidly into a large part of the market once the METRC serving system is developed.

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GrowFlow is currently marketing through the GrowFlow website, www.getgrowflow.com, advertising on Google and direct calling potential customers to inform them about the product. The GrowFlow website has the information on how GrowFlow works as well as video clips on how to use the product. The advertising on Google puts GrowFlow at the top of the search list when someone is looking for a traceability software through Google. The calls out to potential customers allow for potential customer questions as well as establishing a time for a demonstration of the GrowFlow product with 50% of cannabis growers that see the demonstration trying the product. Much of the Company’s growth has occurred through word of mouth referrals as the Company has very high customer satisfaction as reflected by its very low churn rate of just 0.3%.

Status of Any Publicly Announced New Product Or Service

We do not currently have any publicly announced new product or service.

Competitive Business Conditions And Our Competitive Position In The Industry And Methods Of Competition

Conditions are competitive with more and more similar businesses coming to market as the Cannabis industry in general continues to mature. GrowFlow competes on “ease of use” which can generally be equated to lower direct labor costs and also lower training costs of that same workforce. GrowFlow faces extreme competition from both larger, better-financed national brands as well as an ever-increasing number of boutique service providers in the cannabis industry. We currently keep track of the providers in this space and are continually monitoring their progress and presence in the industry while working to continue to demonstrate our unique license offering.

In February of 2018 the cannabis tracking system for Washington switched providers when the contract initially awarded to BioTrack Expired on October 31st, 2017. The new contract for the state of Washington was awarded to MJ Freeway for their Leaf Data compliance system. The transition to the new central compliance system created issues for other software providers which caused new customers to make the switch to GrowFlow as we were one of the few traceability software programs working after the switch. GrowFlow knew about the changes that were coming and continuously tested different aspects of the new system to make sure it worked with GrowFlow’s platform which made the change to the system very seamless.

Sources And Availability Of Raw Materials And The Names Of Principal Suppliers

Not applicable.

Dependence On One Or A Few Customers

GrowFlow has hundreds of small customers. Each customer is approximately the same value, with a range of $250 to $530 monthly value, with several outliers.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts, Including Duration

Not applicable. We presently do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

Need For Any Government Approval Of Principal Products Or Services

Not applicable.

Effect Of Existing Or Probable Governmental Regulations On The Business

There is certainly a risk of government regulations changing or being enforced. Cannabis remains a schedule 1 drug and so federally is illegal. If the federal government we're to choose to enforce Cannabis laws, and battle the States own laws, it is possible this could effect GrowFlow’s customers and therefore GrowFlow. While we do not generate revenues from the direct sale of cannabis products, we are engaged in assisting companies who are engaged in various startup aspects of the cannabis industry. Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal laws.

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A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the Federal Government decides to enforce the Controlled Substances Act in the legalized cannabis states, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of the date of this Memorandum, 30 states and the District of Columbia allow its citizens to use Medical Marijuana. Additionally, voters in the states of Colorado, Washington, Oregon, Nevada, California, Maine, Massachusetts, Alaska and the District of Columbia have all approved legalization of recreational cannabis for adult use. The state laws are in conflict with the Federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama Administration effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana.

In January of 2018, the new Trump Administration rescinded the Cole Amendment. The Cole Amendment allowed cannabis companies to follow cannabis state regulations instead of federal regulations. The National Cannabis Industry Association said, “The rescinding of this memo does not necessarily mean that any major change in enforcement policy is on the horizon. This has been, and still will be, a matter of prosecutorial discretion.” Since this change there has been no law enforcement action against any of the cannabis companies working in the states that have legalized cannabis. Any more changes in the Federal Government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we could be irreparably harmed by a change in enforcement by the federal or state governments.

Although cultivation and distribution of marijuana for medical use is permitted in many states, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plan and could expose us and our management to potential criminal liability and subject their properties to civil forfeiture. Though the cultivation and distribution of marijuana remains illegal under federal law, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent states from implementing their own laws that authorize the use, distribution, possession, or cultivation of medical marijuana. However, state laws do not supersede the prohibitions set forth in the federal drug laws.

For a comprehensive and up to date perspective on this process as well as current states and territories please refer to the following link: http://www.mpp.org/states/.

To participate in either the medical or recreational sides of the marijuana industry in Washington and elsewhere, all businesses and employees must obtain licenses from the state and, for businesses, local jurisdictions. As GrowFlow makes the move into additional states, there are four different types of business licenses issued for cannabis including cultivation, manufacturing, dispensing, and testing. In addition, to be permitted to own or work in a facility, all owners and employees must obtain an occupational license. All applicants for licenses undergo a background investigation, including a criminal records check for all owners and employees.

Every state where the Company may operate has stringent regulations governing the facilities and operations of marijuana businesses. Each facility is subject to extensive regulations that govern its businesses practices, which includes mandatory seed-to-sale tracking and reporting – which is what GrowFlow provides.

The Department of Justice has stated that it will continue to enforce the Controlled Substance Act with respect to marijuana to prevent:

•	the distribution of marijuana to minors;
•	criminal enterprises, gangs and cartels receiving revenue from the sale of marijuana;
•	the diversion of marijuana from states where it is legal under state law to other states;
•	state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
•	violence and the use of firearms in the cultivation and distribution of marijuana;
•	driving while impaired and the exacerbation of other adverse public health consequences associated with marijuana use;
•	the growing of marijuana on public lands; and
•	marijuana possession or use on federal property.

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Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. It is also possible that new enacting regulations will be directly applicable to our business in the future. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business.

Since the use of marijuana is illegal under federal law, there is a compelling argument that banks cannot accept for deposit funds from businesses involved with marijuana. Consequently, businesses involved in the marijuana industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate.

Selected Financial Data and Projections

GrowFlow was profitable in the first year of business with a gross revenue of $285,663. There has been a steady increase in customers as the GrowFlow platform has become known as being one of the best. GrowFlow has a very low churn rate of just .3% a month, meaning that once customers start using the GrowFlow platform, very few terminate their use of the GrowFlow platform.

The table below details the financial data for GrowFlow’s first year in business.

Total Gross Revenue and Expenses 2017

Revenues	$285,663
Cost of revenues	$182,600
Gross Profit	$103,063
Sales and marketing	$11,131
General & administrative	$95,802
Personnel expenses	$90,915
Total expenses	$197,848
Net Loss	$(94,785)

As GrowFlow expands into more and more states and offers additional services it projects substantial increase in both revenues and profits.

Employees

As of December 2018, GrowFlow has 20 full time employees. GrowFlow has consulted with and expects to continue to use the services of independent consultants and contractors with whom management has a pre-existing relationship to perform various professional services.

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Future Business Opportunities

GrowFlow is focused on expanding the business by offering its product handling producer and processor compliance with a focus on the California market. This market, which went live in January 2018, is expected to be $3.7 billion in 2018 and is projected to grow to $7.7 billion by 2021. The California market is the single biggest cannabis market in the world while also being one of the most mature and yet somewhat underground.

This situation is about to change. New regulations come into effect on July 1st, 2018, and all cannabis businesses will need to be licensed and reporting data through the new METRC state system. There is currently estimated to be over 4,000 licensed operations, with no limit set by the state of California. The Company expects that there will be a gradual adoption of grow operations that will become legal until the Enforcement division starts to shut down unlicensed operations. We anticipate that high profile enforcement activities and anticipated legislative adjustments to cannabis taxation will coax growers to become compliant. As GrowFlow is one of the quickest systems to adopt and has a great customer satisfaction raking we expect to be able to capture a significant part of this market. In Washington we were able to achieve more than a 30% market share in 12 months. If we can capture half of the percentage that we did in the state of Washington (30% * 50% = 15%), this market alone will be worth $4M annually based on a $600 monthly subscription rate after just one year.

The Company is currently updating its software to be fully compliant with the Metrc system that has been adopted in the state of California and has already become a verified vendor in California. We project that this product will launch in Beta in May 2018 and will start generating revenues by June 2018. The Company has identified an excellent project manager that is discussing joining the Company with the sole focus of developing the California market for Growflow’s Products.

The Company plans to focus exclusively on getting as large of market share as possible in California through the end of 2018 after which it will expand its product offering to the dispensary side of the business with a fully integrated point of sale system.

States outside of California and Washington

According to research by The Arcview Group the total US legal cannabis market is projected to grow to $50B by 2026. Washington and California represent less than 20% of the total US market. The Company is planning to expand to a nationwide marketing and development effort by the summer of 2018 with the goal of being able to serve all markets nationwide by 2019.

Point of Sale Systems

The Company should be well established in the grow community in California by the end of 2018. Once the Company has this footprint in the west coast it plans to grow deeper within these markets by offering a point of sale system (POS) to the dispensary/retail community. The Company plans to explore all means to enter into this market. There are three options to consider: develop a POS internally, license a white label solution that can then be modified to integrated with our existing system or acquire an existing business that is already offering this service to the industry. The Company plans to start to focus on determining the best path forward in the last quarter of 2018. Once the Company determines how its stock is being received in the public markets it will be able to decide which path is the best to pursue.

Other products

After the Company has expanded its current compliance tracking software to a nationwide solution it will start looking at other technology products it can offer to its existing customer base to become the total technology solution for the cannabis industry. Additional services could include an online marketplace for non-vertically integrated markets, Vendor Managed Inventory, Businesses Intelligence solutions based on artificial intelligence through mining data generated through our nationwide footprint.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

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We intent to take advantage of these reduced reporting burdens in our future periodic reports that will be filed with the Securities and Exchange Commission, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations and Critical Accounting Policies and Estimates.

The results of operations are based on preparation of financial statements in conformity with accounting principles generally accepted in the United States. The preparation of financial statements requires management to select accounting policies for critical accounting areas as well as estimates and assumptions that affect the amounts reported in the financial statements. The Company’s accounting policies are more fully described in Note 3 to the Notes of Financial Statements.

General

These unaudited interim consolidated financial statements should be read in conjunction with the annual financial statements for the Company most recently completed fiscal year ended December 31, 2017. These unaudited interim consolidated financial statements do not include all disclosures required in annual financial statements, but rather are prepared in accordance with recommendations for interim financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited interim consolidated financial statements have been prepared using the same accounting policies and methods as those used by the Company in the annual audited financial statements for the year ended December 31, 2017.

Discussion on the Company’s Operations

Growflow, Inc. was organized as a corporation under the laws of Washington on September 1, 2016. On September 26, 2017, Growflow, Inc. merged with Growflow Corp., a Delaware Corporation formed on August 18, 2017, through a one-for-one share exchange, with Growflow Corp. remaining as the sole surviving entity.

Growflow Corp. (“Company”) developed and operates a subscription-based sales and inventory platform for cannabis producers and processors.

Operating results for the three months ended September 30, 2018 and 2017:

For the three months ended September 30, 2018, the Company generated revenues of $312,878 from operations, compared to $97,460 for the three months ended September 30, 2017, an increase of $199,754 or 205%. The increase in revenues was due to increased platform and brand awareness and resulting new customers.

For the three months ended September 30, 2018, costs of net revenues were $251,188, compared to $42,865 for the three months ended September 30, 2017, an increase of $208,323, or 486%. The increase in our costs is directly related to extensive hiring of additional personnel to support the platform and customers.

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As a result of the changes in revenues and cost of net revenues discussed above, the Company’s gross profit increased from $54,595, or 56% of revenue for the three months ended September 30, 2017 to $61,690, or 20% of revenue for the three months ended September 30, 2018 .

For the three months ended September 30, 2018, selling, general and administrative expenses were $527,377, compared to $40,556 during the three months ended September 30, 2017, an increase of $486,821, or 1200%. The increase in these expenses are attributable to (1) an increase in compensation expense resulting from recent hires, (2) higher stock - based compensation expense, and (3) significant legal, accounting and audit fees during the current period.

As a result of the changes in revenues, costs and expenses, the Company incurred a net loss of $465,621 for the three months ended September 30, 2018, compared to net income of $14,039 for the three months ended September 30, 2017, a change of $479,660, or 3416%.

The future trends of all expenses are expected to be primarily driven by the Company’s ability to execute its business plans and the future outcome of its application to obtain operating licenses in other states. As the cannabis industry grows, additional expenses are anticipated to be incurred in complying with various state and federal regulatory requirements. The Company’s ability to continue to fund operating expenses will depend on its ability to raise additional capital. There can be no assurance that the Company will be successful in doing so.

Operating results for the nine months ended September 30, 2018 and 2017:

For the nine months ended September 30, 2018, the Company generated revenues of $802,661 from operations, compared to $179,807 for the nine months ended September 30, 2017, an increase of $622,854, or 476%.  The increase in revenues was due to increased platform and brand awareness and resulting new customers.

For the nine months ended September 30, 2018, cost of net revenues was $553,189, compared to $94,015 for the nine months ended September 30, 2017, an increase of $459,174, or 488%. The increase in our costs is directly related to extensive hiring of additional personnel to support the platform and customers.

As a result of the changes in revenues and cost of net revenues discussed above, the Company’s gross profit increased from $85,792, or 48% of revenues, for the nine months ended September 30, 2017 to $249,472, or 31% of revenues, for the nine months ended September 30, 2018.

For the nine months ended September 30, 2018, selling, general and administrative expenses were $806,283, compared to $75,959 during the nine months ended September 30, 2017, an increase of $730,324, or 961%. The increase in these expenses are attributable to (1) an increase in compensation expense resulting from recent hires, (2) higher stock based compensation expense, and (3) significant legal, accounting and audit fees during the current period.

As a result of the changes in revenues, costs and expenses, the Company incurred a net loss of $556,571 for the nine months ended September 30, 2018, compared to net income of $9,833 for the nine months ended September 30, 2017.

The future trends of all expenses are expected to be primarily driven by the Company’s ability to execute its business plans. As the cannabis industry grows, additional expenses are anticipated to be incurred in complying with various state and federal regulatory requirements and in tailoring the platform to better meet customers’ compliance needs. The Company’s ability to continue to fund operating expenses will depend on its ability to generate revenue and raise additional capital. There can be no assurance that the Company will be successful in doing so.

Liquidity and Capital Resources

The Company’s cash position at September 30, 2018 increased by $1,239,501 to $1,518,562, as compared to a balance of $279,061, as of December 31, 2017. The net increase in cash for the nine months ended September 30, 2018 was attributable to net cash used in operating activities of $277,714, offset by net cash provided by financing activities of $1,517,215.

As of September 30, 2018, the Company had working capital of $1,376,824 compared to working capital of $149,933, at December 31, 2017, an increase of $1,226,891, attributable primarily to the sale of equity units consisting of common stock and warrants.

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Net cash used in operating activities of $277,714 during the nine months ended September 30, 2018, as compared to net cash provided by operating activities in the prior period of $27,998, was primarily attributable to a significant net loss, which was offset by stock-based compensation, decreases in accounts receivable and increases in accounts payable, accrued expenses and deferred subscription revenue.

Net cash used by investing activities of $0 for the nine months ended September 30, 2018 was similar to $0 of cash used by investing activities for the nine months ended September 30, 2017. This is attributable to the Company making no purchases meeting the fixed asset capitalization threshold.

Net cash provided by financing activities of $1,517,215 during the nine months ended September 30, 2018 increased by $1,512,605 compared to $4,610 during the nine months ended September 30, 2017. The difference was primarily attributable to the 2018 sale of equity units consisting of a share of common stock and two warrants each, whereas financing was previously provided by the founders in smaller amounts.

During the nine months ended September 30, 2018, the Company issued 1,588,500 shares of its common stock, 1,538,500 warrants to purchase additional common stock at $1.25 per share by September 30, 2021 and 1,538,500 warrants to purchase additional common stock at $1.50 per share by September 30, 2021. Proceeds from these issuances totaled $1,538,500. In addition, the Company issued 25,000 restricted common shares to its Chief Financial Officer and 200,000 restricted common shares to two board members as compensation for services rendered for total compensation expense of $21,673.

As reported in the accompanying consolidated financial statements, for the nine months ended September 30, 2018 and 2017, the Company incurred net losses of $353,244 and net income of $9,833, respectively. The Company produced revenues during both periods presented but incurred a net operating loss in the 2018 period and a minimal profit in the 2017 period. The Company’s ability to continue as a going concern is dependent upon its ability to generate additional revenue, reach consistent profitability and raise additional capital. To date, the Company has raised funds through the sale of preferred and common stock with attached warrants and advances and contributions from founders. It intends to finance its future operating activities and its working capital needs largely from proceeds from the sale of equity securities, if any. The sale of equity and entry into other future financing arrangements may result in dilution to stockholders and those securities may have rights senior to those of common shares. If the Company raises additional funds through the issuance of convertible notes or other debt financing, these activities or other debt could contain covenants that would restrict the Company’s operations. Any other third-party funding arrangements could require the Company to relinquish valuable rights. The Company will require additional capital beyond its currently anticipated needs. Additional capital, if available, may not be available on reasonable terms or at all.

While the Company has generated revenues and experienced revenue growth, it has not generated a consequential profit to date and has incurred substantial operating losses. The Company expects to continue to incur operating losses as it meets personnel needs to support growth. The future trends of all expenses are expected to be primarily driven by the Company’s ability to execute its business plans and continue to generate revenue. As the cannabis industry grows, additional expenses are anticipated to be incurred in complying with various regulatory requirements and in tailoring the platform to help customers comply with such requirements. The Company’s ability to continue to fund operating expenses will depend on its ability to generate sufficient revenues and raise additional capital. There can be no assurance that the Company will be successful in doing so.

Financial Condition

The Company’s total assets at September 30, 2018 and December 31, 2017 were $1,533,802 and $284,233, respectively, an increase of $1,249,569, or 440%. Total liabilities at September 30, 2018 and December 31, 2017 were $156,978 and $134,300, respectively, an increase of $22,678, or 17%. The significant change in the Company’s financial condition is attributable to (i) issuance of equity units in the second quarter of 2018, (ii) revenue growth, and (iii) increases in accounts payable and accrued expenses, and (iv) increases in deferred subscription revenue. As a result of these transactions, the Company’s cash position increased from $279,061 to $1,518,562 during the nine months ended September 30, 2018.

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Off-Balance Sheet Arrangements

We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Operating results for the year ended December 31, 2017 and the period from September 1, 2016 (inception) through December 31, 2016:

For the year ended December 31, 2017, the Company generated revenues of $285,663 from operations, compared to $0 for the period from September 1, 2016 (inception) through December 31, 2016, an increase of $285,663 or 100%. The increase in revenues was due to the full rollout of the platform in 2017.

For the year ended December 31, 2017, costs of net revenues were $182,600, as compared to $0 for the period from September 1, 2016 (inception) through December 31, 2016, an increase of $182,600, or 100%. The increase in our costs is directly related to the commencement of revenues in 2017.

As a result of the changes in revenues and cost of net revenues discussed above, the Company’s gross profit increased from $0 for the period from September 1, 2016 (inception) through December 31, 2016 to $103,063, or 36% of revenue for the year ended December 31, 2017.

For the year ended December 31, 2017, selling, general and administrative expenses were $106,933, compared to $9,868 during the period from September 1, 2016 (inception) through December 31, 2016, an increase of $97,065, or 984%. The increase in these expenses are attributable to the Company commencing revenue-generating operations in 2017.

As a result of the changes in revenues, costs and expenses, the Company incurred a net loss of $94,785 for the year ended December 31, 2017, compared to a net loss of $30,339 for the period from September 1, 2016 (inception) through December 31, 2016, an increase of $64,446 or 212%.

The future trends of all expenses are expected to be primarily driven by the Company’s ability to execute its business plans and the future outcome of its application to obtain operating licenses in other states. As the cannabis industry grows, additional expenses are anticipated to be incurred in complying with various state and federal regulatory requirements. The Company’s ability to continue to fund operating expenses will depend on its ability to raise additional capital. There can be no assurance that the Company will be successful in doing so.

Executive Overview

Growflow, Inc. was organized as a corporation under the laws of Washington on September 16, 2016. On September 26, 2017, Growflow, Inc. merged with Growflow Corp., a Delaware Corporation formed on August 18, 2017, through a one-for-one share exchange, with Growflow Corp. remaining as the sole surviving entity.

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Growflow Corp. (“Company”) developed and operates a subscription-based sales and inventory platform for cannabis producers and processors.

Discussion Regarding the Company’s Operating Results

The results of operations are based on preparation of financial statements in conformity with accounting principles generally accepted in the United States of America.  The preparation of financial statements requires management to select accounting policies for critical accounting areas as well as estimates and assumptions that affect the amounts reported in the financial statements.  The Company’s accounting policies are more fully described in Note 2 to the Financial Statements.

During the year ended December 31, 2017, we generated $285,663 of revenue compared to $0, an increase of $285,663 or 100%. The increase is as a result of completion of the platform development in early 2017. Costs of net revenues increased by $182,600, or 100%, from $0 to $182,600, due to compensation directly related to supporting the platform and customers in 2017. As a result, gross profit increased by $103,063 or 100% from $0 to $103,063.

During the year ended December 31, 2017, our general and administrative expenses increased by 88,282 or 1173% from $7,520 to $95,802 as a result of the Company shifting to revenue production and therefore requiring the services of professionals, such as counsel and accountants. Employee compensation expenses increased from $0 to $90,915, or 100%, due to the hiring of operations and administrative staff in 2017 and options expense of $22,409 for vesting on grants made to new employees in 2017. Sales and marketing increased by $8,783 from $2,348 to $11,131, or 374%, as a result of efforts to promote the Company’s brand and platform.

As a result of the above, operating losses increased by $64,446 or 212% from $30,339 to $94,785 during the year ended December 31, 2017.

Total Assets.  Total assets at December 31, 2017 and December 31, 2016 were $284,233 and $0, respectively.  Total assets consist of current assets of $284,233 and $0, respectively. Total assets increased by $284,233, or 100% primarily due to a $279,061, or 100%, increase in cash resulting from a $250,000 cash investment in the Company’s Series A Preferred Stock, $13,058 provided by operations, and a $24,857 contribution from a founder, net of repayment of officer loans of $8,854, during 2017.

Total Liabilities.  Total liabilities at December 31, 2017 and December 31, 2016 were $134,300 and $30,139, respectively. Total liabilities consist entirely of current liabilities, including accounts payable, accrued expenses, loans from officers and deferred subscription revenue of $28,356, $25,226, $21,285 and $59,433, all respectively. The increase of $28,356 in accounts payable was a result of $13,339 in accrued professional fees and $14,397 of credit card balances for various operating expenses. Accrued expenses consisted of $18,795 of accrued payroll and $6,431 of accrued sales taxes payable. Amounts due to officers decreased from $30,139 to $21,285 as a result of the Company’s repayment of $8,854 of these advances during 2017. Deferred subscription revenue of $59,433 consisted of cash paid to the Company for platform access yet to be rendered within the next year.

Liquidity and Capital Resources

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. For the year ended December 31, 2017, we had a net loss of $94,785. In light of the continued net losses, our ability to continue as a going concern is dependent upon our ability to begin operations and to achieve a level of profitability. We intend on financing our future development activities and our working capital needs largely from the sale of common stock with some additional funding from other traditional financing sources such as bridge loans until such time that funds provided by operations are sufficient to fund working capital requirements. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should we become unable to continue as a going concern.

As previously mentioned, since inception, we have financed our operations largely from the sale of preferred and common stock and advances and contributions from our founders, who are also officers. During the year ended December 31, 2017, we obtained working capital largely from issuing 4,000,000 shares of Series A Preferred Stock to an outside investor for $250,000. During the year ended December 31, 2016, we raised cash of $30,339 through $30,139 of advances from our founders and $200 of founder stock subscriptions.

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We have incurred significant net losses and negative cash flows from operations since its inception. As of December 31, 2017, we had an accumulated deficit of $125,124.

We anticipate that cash used in product development and operations, especially in the marketing, production and sale of our products, may increase significantly in the future.

We will be dependent upon its existing cash, together with anticipated net proceeds from any sale of common stock and future debt issuances, to finance our planned operations through the next 12 months. Additional capital may not be available when required or on favorable terms. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through arrangements that may require us to relinquish rights to certain or potential markets, either of which could have a material adverse effect on our business, financial condition and results of operations. To the extent that additional capital is raised through the sale of equity or debt securities, the issuance of such securities would result in ownership dilution to our existing stockholders.

During the year ended December 31, 2017, we gained cash from operations of $13,058 as compared to cash burn of $30,339 in 2016, an increase of $43,397. This is largely attributable to generating initial revenues in 2017, collection of prepayments for future platform access and deferral of expenses, such as professional fees and payroll. To continue to generate a positive cash flow, we will have to increase our revenues.

As of and for the year ended December 31, 2017, we had no capitalizable property and equipment.

During the year ended December 31, 2017, we generated $266,003 from financing activities compared to $30,339 in 2016. In 2017, we obtained working capital from a $250,000 investment in 4,000,000 shares of our Series A Preferred Stock and contributions of $24,857 from our founders. In 2016, our founders advanced $30,139 and purchased common stock for $200.

As a result of the above, as of December 31, 2017, we had a positive cash flow of $279,061 for the year compared to a zero net cash flow for the year ended December 31, 2016.

Discussions Regarding Operating Leases and Commitments

As of December 31, 2017, the Company had no operating lease obligations.

Financing of Planned Expansions and Other Expenditures

We anticipate seeking additional capital through the sale of our equity securities in future private placement offerings, but no assurance can be made that we will be able to find willing buyers for such securities. Moreover, as we contemplates selling our securities by way of an exemption from registration, there can be no assurance that we can be able to identify a satisfactory number of suitable buyers to whom we may legally offer such securities, or if we are successful in identifying suitable buyers that we will be successful in raising capital, or if successful in raising capital that we can be successful in implementing any plan for acquisitions or adding or expanding any operations.

We would anticipate using the proceeds from any capital raise to bolster our new operations, pay the costs of improving our platform and developing new services that could provide revenue streams to meet our expenses.

Going Concern

The Company has not generated profit to date. The Company expects to continue to incur operating losses as it continues to produce platform revenue. The Company expects general and administrative costs to increase, as the Company adds personnel and other administrative expenses associated with its current efforts and continued development of the platform. As such, and without substantially increasing revenue or finding new sources of capital, the Company will find it difficult to continue to meet its obligations as they come due.  There can be no assurance that the Company will produce sufficient revenues or be successful in its efforts to raise capital, or if it were successful in raising capital, that it would be successful in meeting its business plans.

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The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses for all periods presented and has a substantial accumulated deficit. As of December 31, 2017, these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applied on a consistent basis. The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. A complete summary of these policies is included in Note 4 of the notes to our financial statements. We believe that the following accounting policies are those most critical to the judgment and estimates used in preparation of our consolidated financial statements.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS – Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions.  The Company has not recognized an allowance for doubtful accounts, since it bills the vast majority of its revenue through recurring credit card charges and has not historically encountered material bad debts.

PROPERTY AND EQUIPMENT – Property and equipment with an original cost in excess of $2,500 and having a useful life over one year is recorded at cost when purchased. Depreciation is recorded for property and equipment using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable.

REVENUE RECOGNITION – The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. The Company’s revenue consists of subscriptions to its cannabis tracking platform. Prospective customers sign up for a 30-day free trial and commence a monthly or yearly ongoing subscription agreement. The Company begins revenue recognition upon commencement of a paid subscription after the trial period. Unearned subscription revenues consist of up-front cash prepayments up to a year in advance that represent future platform access to be provided.

COST OF REVENUES  – The Company recognizes direct costs associated with running the platform, such as royalties for use of the API integration, as costs of revenues. The Company periodically evaluates the extent to which staff efforts directly impact revenues and accordingly allocates costs to cost of revenues. In 2017, the Company allocated sales and support staff compensation totaling $182,600, or approximately 64% of total compensation and benefits, to cost of revenues.

STOCK-BASED COMPENSATION - The Company accounts for share-based payments pursuant to ASC 718, “Stock Compensation” and, accordingly, the Company records compensation expense for share-based awards based upon an assessment of the grant date fair value for stock options and restricted stock awards using the Black-Scholes option pricing model.

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Stock compensation expense for stock options is recognized over the vesting period of the award or expensed immediately under ASC 718 and EITF 96-18 when stock or options are awarded for previous or current service without further recourse. The Company issued stock options to contractors and external companies that had been providing services to the Company upon their termination of services. Under ASC 718 and EITF 96-18 these options were recognized as expense in the period issued because they were given as a form of payment for services already rendered with no recourse.

Share based expense paid to through direct stock grants is expensed as occurred. Since the Company’s stock is not publicly traded and currently has no active market, the Company relies on third party valuation reports as of the date of the transaction.

The Company accounts for stock-based awards based on the fair market value of the instrument using the Black-Scholes option pricing model and utilizing certain assumptions including the followings:

Risk-free interest rate – This is the yield on U.S. Treasury Securities posted at the date of grant (or date of modification) having a term equal to the expected life of the option. An increase in the risk-free interest rate will increase compensation expense.

Expected life—years – This is the period of time over which the options granted are expected to remain outstanding. Options granted by the Company had a maximum term of ten years. An increase in the expected life will increase compensation expense.

Expected volatility – Actual changes in the market value of stock are used to calculate the volatility assumption.  An increase in the expected volatility will increase compensation expense.

Dividend yield – This is the annual rate of dividends per share over the exercise price of the option. An increase in the dividend yield will decrease compensation expense.  The Company does not currently pay dividends and has no immediate plans to do so in the near future.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of Accounting Standards Codification 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers.

The names and ages of our directors and executive officers as of September 25, 2018 are set forth below. Our Bylaws provide for not less than one and not more than seven directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Name	Age	Position
Rufus Casey (1)	39	Chief Executive Officer, Principal Executive Officer, Director (1)
Paul Manos	27	Principal Accounting Officer, Chief Financial Officer
Tamara Totah Picache (2)	46	Director (2)
Thomas M. Wilson	32	Chief Technology Officer

____________

(1)	Mr. Rufus Casey will serve as a director until the next annual shareholder meeting.
(2)	Ms. Tamara Totah Picache will serve as a director until the next annual shareholder meeting.

Rufus Casey - Director, Chief Executive Officer

Rufus Casey, age 39, is the founder, Chief Executive Officer and a director of GrowFlow. Mr. Casey began his own business was in 2010 when he started a skiing and snowboarding company, US Airbag, which provided experiences in high-adrenaline events hosted at top ski resorts across the US. In 2015, with the cannabis industry taking off, Mr. Casey decided he wanted a change and moved to Seattle, Washington in order to start a cannabis grow company. During the licensing process Mr. Casey saw the need for a software traceability program that would make life easier for cannabis producers which lead him to research and develop the GrowFlow software. The GrowFlow software has become one of the leading cannabis traceability programs in Washington State and will be available in the other cannabis producing states soon.

Mr. Casey has served as our Chief Executive Officer since July 2015. In his capacity as CEO, Mr. Casey created the GrowFlow product. Mr. Casey lead our sales efforts by locating appropriate marketing platforms to best reach GrowFlow’s target market. He also recruits new employees for our Company in his effort to continue growing the Company into one of the leading companies in the cannabis tracking software space.

From August 2009 through September 2015, Mr. Casey was the president of US Airbag, an entity that hosted skiing and snowboarding events throughout the United States. Mr. Casey supervised sales, planned events and managed the finances for US Airbag.

Mr. Paul C. Manos – Chief Financial Officer, Principal Accounting Officer

Paul C. Manos, age 27, is a certified public accountant who has been engaged in the accounting field since his graduation from Bob Jones University in May 2013. From January 2016 through the present he has been a principal and consultant with Synergia Consultancy in Fort Collins, Colorado. He provides managed IT services to small clients and provides consulting regarding financial reporting for small public companies. From May 2016 through the present, Mr. Manos also has been employed as an audit Manager by Artesian CPA, LLC in Denver Colorado. In this capacity, Mr. Manos has provided audit services to small public companies in connection with their reporting requirements under federal securities laws. From November 2015 through March 2016, he was employed as a seasonal Audit Associate at PwC in Denver Colorado. From June 2013 through August 2015 Mr. Manos was employed as a Senior Auditor/IT Manager by BF Borgers CPA PC in Lakewood Colorado, during which time he performed audit services for public companies and handled the firm’s internal information technology needs. We believe that Mr. Manos’ substantial experience in public accounting providing audit and consulting services to public companies and his familiarity with technology provides a valuable skill set to add to our management.

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Ms. Tamara Totah Picache —Director

Ms. Tamara Totah Picache, age 46 (hereinafter “Tamara Totah”), has been involved with companies in the financial sector since her graduation from the University of Pennsylvania in 2004. From May 2005 through February 2017, Ms. Totah served as the Chief Executive Officer for The Flatiron Group in New York City, New York. This company served as an executive recruiter for private equity firms and hedge funds. In her role as Chief Executive Officer, Ms. Totah oversaw the day-to-day operations of the company, including locating private equity firms and hedge funds as clients. Her duties included networking with companies to understand their executive recruitment needs. Once being engaged by the client, Ms. Totah would find appropriate candidates to fill the roles required by her clients and assist the client and the recruitment candidates through the recruitment process. From February 2017 through the present, Ms. Totah has served as the Managing Member for Flatiron Venture Partners in New York City, New York. This firm is a venture capital firm that invests in early stage technology companies. In her role as Managing Member, she performs various duties including conducting due diligence on potential targets for investment and determining the desirability of investing venture capital funds in various technology companies. We believe that Ms. Totah’s experience in locating, evaluating and recommending for hire executive level employees across various industries as well as her experience in performing due diligence activities to evaluate potential investment opportunities provides a valuable asset and more than qualifies her to serve as an independent member of our Board of Directors.

Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders of decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

The Board of Directors acts as the Audit Committee, and the Board presently has no separate committees.

A. Significant Employees. None.

B. Family Relationships. None.

C. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders of decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

D. The Board of Directors acts as the Audit Committee, and the Board has no separates committees.

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Our Outside Consultants/Advisors

In addition to our board members and executive officers identified above, we have engaged various outside Consultant/Advisors with experience in various areas of corporate governance and business sectors to provide consulting and advisory services to our Company. These individuals and their biographies are set forth below.

Andy Williams – Consultant/Advisor

Andy Williams is an outside advisor and co-founder of Breakwater MB which has invested in GrowFlow. Andy Williams is among America’s most pioneering thought leaders and entrepreneurs in the legal cannabis space. As co-founder and CEO of celebrated retail cannabis chain Medicine Man, Williams has already fulfilled his vision of becoming “the Costco of marijuana.” As co-founder and chairman of the board of industry-leading consultancy Medicine Man Technologies, Williams has expanded his influence exponentially—helping entrepreneurs in other states via his extensive cultivation expertise and unparalleled business acumen. And now as a founding partner in phytopharmaceutical company MedPharm, Williams is investing heavily into the future of pharmaceutical-grade cannabis research. With years of experience in the world’s first regulated market, Williams is a leading expert on the cannabis industry featured in The New York Times, Rolling Stone, CNN, The Wall Street Journal, BBC and the MSNBC docu-series “Pot Barons,” which focused on Williams as one of the show’s central characters.

Paul D. Dickman – Consultant/Advisor

Paul D. Dickman is an outside advisor and manager of Breakwater Merchant Bank which has invested in GrowFlow. Since December 2009 Mr. Dickman has been the owner of Breakwater Corporate Finance, a Colorado based company, and Paul Dickman CPA LLC, a company serving a variety of customers in accounting and financial consulting. Since December 2009, Mr. Dickman has been the Chief Financial Officer of ChineseInvestors.com, Inc., a publicly held company that advises Chinese nationals on US investments.

Travis Steffen – Consultant/Advisor

Travis Steffen is an advisor of GrowFlow and is currently head of Growth at Lottery.com. Travis has had multiple successful exits and is currently CEO of Bax, a tech-enabled investment bank that provides startups with proprietary tools, battle-tested processes, exclusive partnerships, and hands-on working session.

Tim Revelle – Consultant/Advisor

Tim Revelle is an advisor of GrowFlow and currently runs his own financial consulting business. Tim has ten plus years of investment banking, private equity and venture capital experience including fundraising efforts for numerous startups and leveraged M&A transactions. At a previous startup, Tim was an integral part of the team that realized a $500 million exit. He holds an MBA from UCLA’s Anderson School of Management.

Michael “Buz” Weas – Consultant/Advisor

Michael “Buz” Weas is an advisor of GrowFlow and current COO of Alpine Metrics, a predictive CRM provider. Buz was previously COO of software startup Mountain Systems, Inc., which was subsequently acquired by GE.

None of our Consultant/Advisors have been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceedings (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Section 16(a) Beneficial Ownership Reporting Compliance

Our shares of common stock are not presently registered under the Securities Exchange Act of 1934, and therefore our officers, directors and holders of more than 10% of our outstanding shares are not presently subject to the provisions of Section 16(a) which would require them to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. We anticipate that all individuals and/or entities who are subject to the provisions of Section 16(a) will file their initial reports of ownership and reports of changes in ownership of our common stock and other equity securities on a timely basis once such requirements become effective.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. In addition to the Code of Business Conduct and Ethics, our principal executive officer, principal financial officer and principal accounting officer are also subject to written policies and standards that are reasonably designed to deter wrongdoing and to promote: honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to the SEC and in other public communications made by us; compliance with applicable government laws, rules and regulations; the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and accountability for adherence to the code. We have posted the text of our Code of Business Conduct and Ethics on our Internet website, https://getgrowflow.com. We intend to disclose future amendments to, or waivers from, certain provisions of our Code of Business Conduct and Ethics, if any, on our above Internet website within four business days following the date of such amendment or waiver.

Legal Proceedings.

To the best of our knowledge, except as set forth herein, none of the directors or director designees to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Meetings and Committees of the Board of Directors.

We do not have a nominating committee of the Board of Directors, or any committee performing similar functions. Nominees for election as a director are selected by the Board of Directors.

We do not yet have an audit committee or an audit committee financial expert. We expect to form such a committee composed of non-employee directors when such individuals are added to the board of directors. Despite the lack of an audit committee, those members of the board of directors that would otherwise be on our audit committee will continue to analyze and investigate our actual and potential businesses prospects as members of our board of directors. Furthermore, our entire board of directors is aware of the importance of the financial and accounting due diligence that must be undertaken in furtherance of our business and they intend to conduct a comprehensive accounting financial analysis of the Company’s business.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the fiscal year December 31, 2018, for services rendered in all capacities to us. The listed individuals shall hereinafter be referred to as the “Named Executive Officers.”

Summary Compensation Table - Officers

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Salary	Bonus	Stock Awards	Option Awards	Non-equity incentive plan Compensation	Nonqualified deferred compensation earnings	All other Compensation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Rufus Casey, Chief Executive Officer (1)	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	57,800	-0-	-0-	-0-	-0-	-0-	-0-	57,800
	2018	100,000							100,000
Thomas M. Wilson, Chief Technology Officer (2)	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	0
	2017	43,200	-14,600-	-0-	107,200	-0-	-0-	-0-	165,000
	2018	100,000							100,000

Paul C. Manos, Chief Financial Officer (3)	2018	14,000		*					14,000

(1)

The Company does not have a written employment contract with Rufus Casey. For calendar year 2017 Mr. Casey had an annual base salary of $70,000.00. As of 2018, Mr. Casey’s annual salary is $100,000 consisting of cash only and no stock.

(2)	The Company does not have a written employment contract with Thomas M. Wilson. For calendar year 2017 Mr. Wilson was paid an annual base salary of $70,000.00. On September 16, 2017, the Company awarded 160,000 (post-split) common stock options to Mr. Wilson. 1/3rd of the Total Number of Shares shall vest and become exercisable on the one-year anniversary of the Vesting Commencement Date (December 1, 2016) and 1/36th of the Total Number of Shares shall vest and become exercisable on the corresponding day of each month thereafter (and if there is no corresponding day, the last day of the month). As of 2018, Mr. Wilson is paid an annual salary of $100,000 consisting of cash and no stock.
(3)*	The Company does not have a written employment contract with Mr. Manos, who was just appointed to his positions with the Company in 2018. In connection with his employment as Chief Financial Officer, Mr. Manos’ salary is $36,000 and he has been awarded 25,000 shares of our common stock that vest over a 10 month period.

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Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)(2)	(h)
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Name and principal position	($)	($)	($)	($)	($)	($)	($)
Rufus Casey, CEO (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Tamara Totah (2)	4,000	9,630	-0-	-0-	-0-	-0-	13,630

(1)	The Company does not have a written employment contract with Rufus Casey. Mr. Casey does not receive any separate compensation for serving on our Board of Directors.

(2)	Ms. Totah has been issued 100,000 shares of our common stock, consisting of 50,000 shares that are fully vested immediately and 50,000 shares that will vest after 375 days of service on our Board of Directors. These restricted shares are valued at $0.0963 per share based upon a valuation report obtained by the Company in 2017. The cash compensation for service as a director is presently $1,000 per month. In the month following the declaration of the effectiveness of this registration statement, the compensation for board membership will increase to $2500 per month.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Compensation Committee Interlocks and Insider Participation.

As of September 25, 2018, our Board of Directors consisted of Rufus Casey and Tamara Totah. At present, the Board of Directors has not established any committees.

Director Compensation.

The Company does not have a written employment contract with Rufus Casey. Mr. Casey does not receive any separate compensation for serving on our Board of Directors.

Ms. Totah has been issued 100,000 shares of our common stock, consisting of 50,000 shares that are fully vested immediately and 50,000 shares that will vest after 375 days of service on our Board of Directors. The cash compensation for service as a director is presently $1,000 per month. In the month following the declaration of the effectiveness of this registration statement, the compensation for board membership will increase to $2,500 per month.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of December 31, 2018, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Rufus Casey 500 Mercer Street, Suite C202-139A, Seattle, Washington 98109	10,434,750	42.37%

Common Stock	Thomas M. Wilson (1) – 500 Mercer Street, Suite C202-139A, Seattle, Washington 98109	3,478,250	14.12%
	Paul C. Manos, 500 Mercer Street, Suite C202-139A, Seattle, Washington 98109	25,000	0.10%
	Tamara Totah (2) – 500 Mercer Street, Suite C202-139A, Seattle, Washington 98109	300,000	1.23%
Common Stock	Officers and Directors as a group	14,338,000	58.23%

(1) On September 16, 2017, the Company awarded 160,000 (post-split) common stock options to Thomas M. Wilson. 1/3rd of the Total Number of Shares shall vest and become exercisable on the one-year anniversary of the Vesting Commencement Date (December 1, 2016) and 1/36th of the Total Number of Shares shall vest and become exercisable on the corresponding day of each month thereafter (and if there is no corresponding day, the last day of the month). Pursuant to this formula, Mr. Wilson was deemed a beneficial owner of an additional 53,280 shares of our common stock as of December 1, 2017, with an additional 4,444 shares adding to that total on a monthly basis. As of the date of this Memorandum (and within 60 days hereafter), Mr. Wilson is eligible to exercise stock options that would result in him owning a total of 3,558,196 shares of our Common Stock.

(2) Ms. Totah has been issued 100,000 shares of our common stock, consisting of 50,000 shares that are fully vested immediately and 50,000 shares that will vest after 375 days of service on our Board of Directors. These restricted shares are valued at $0.0963 per share based upon a valuation report obtained by the Company in 2017. The cash compensation for service as a director is presently $1,000 per month. In the month following the declaration of the effectiveness of this registration statement, the compensation for board membership will increase to $2,500 per month. She also beneficially owns 200,000 common shares through an entity, FFI Delaware Series, LLC, which she controls.

The following table sets forth, as of December 31, 2017, the number of shares of our Series “A” Preferred Stock owned of record and beneficially by our executive officers, directors and persons who beneficially own more than 5% of such outstanding shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percentage of Class
Breakwater MB, LLC, 2108 Brookwood Dr., Fort Collins, CO 80525(1)	4,000,000	100%

(1) Breakwater MB, LLC is a Colorado limited liability company that is owned and controlled by our advisor, Paul D. Dickman.

(2) The Series “A” Preferred Stock held by Breakwater MB, LLC has 1 vote per share and each share is convertible into 1 share of our common stock at the election of the shareholder. All shares of our Series “A” Preferred Stock have been converted to common stock as of the date of this prospectus.

51

Our Chief Technology Officer, Thomas M. Wilson also is the owner of 160,000 Common Stock Options that each convert to one share of our Common Stock. In the event that Mr. Wilson was to convert all of his stock options, he would own a total of 3,638,250 shares of our Common Stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as set forth above and disclosed in this section, we have not entered into any material transactions with any director, executive officer, promoter or beneficial owner of five percent or more of our Company Securities, or family members of such persons.

Our officers, Rufus Casey and Thomas M. Wilson, have paid certain Company expenses from their respective personal funds. For accounting purposes, the payments have been characterized as loans to the Company. These loans are for zero percent (0%) interest and are payable upon demand. During 2016, the Company’s CEO advanced $18,909 and the CTO advanced $11,231. In 2017, the Company repaid the CEO and CTO $5,016 and $3,838, respectively.

The present balance of the loan from Mr. Casey is $0.00. The present balance of the loan from Mr. Wilson is $0.00.

Director Independence.

We have not:

•	Established our own definition for determining whether our director or nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director, Rufus Casey would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor,

•	Established any committees of the Board of Directors.

Given the nature of our Company, its limited shareholder base and the current composition of management, the Board of Directors does not believe that we require any corporate governance committees at this time. Notwithstanding the foregoing, we believe that our directors, Ms. Tamara Totah is “independent” as they are not employees or officers of the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Delaware law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

52

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the Common Stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F. Street, N.E., Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

53

F-1

GROWFLOW CORP.

BALANCE SHEETS

As of September 30, 2018 (Unaudited) and December 31, 2017 (Audited)

	As of
	September 30, 2018	December 31, 2017

ASSETS

Current Assets:
Cash and equivalents	$1,518,562	$279,061
Accounts receivable, net	10,426	5,172
Other current assets	4,814	–
Total Current Assets	1,533,802	284,233

Non-Current Assets	–	–

Total Assets	$1,533,802	$284,233

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$26,281	$28,356
Accrued expenses	47,517	25,226
Due to officers	–	21,285
Deferred subscription revenue	83,180	59,433
Total Current Liabilities	156,978	134,300

Non-Current Liabilities	–	–

Total Liabilities	156,978	134,300

Stockholders' Equity:
Preferred Stock, $0.00001 par, 16,000,000 shares authorized, 0 and 0 issued and outstanding, liquidation preferences of $0 and $0, as of September 30, 2018 and December 31, 2017, all respectively.	–	–
Series A Preferred Stock, $0.00001 par, 4,000,000 shares authorized, 0 and 4,000,000 issued and outstanding, liquidation preferences of $0 and $250,000, as of September 30, 2018 and December 31, 2017, all respectively.	–	250,000
Common Stock, $0.00001 par, 80,000,000 shares authorized, 19,726,500 and 13,913,000 (pre-split equivalent 2,835,694 and 2,000,000) issued and outstanding, 19,604,000 and 13,913,000 (pre-split equivalent 2,818,085 and 2,000,000) vested as of September 30, 2018 and December 31, 2017, all respectively.	197	139
Additional paid-in capital	2,058,322	24,918
Subscriptions receivable	–	–
Accumulated deficit	(681,695)	(125,124)
Total Stockholders' Equity	1,376,824	149,933

Total Liabilities and Stockholders' Equity	$1,533,802	$284,233

See Notes to Financial Statements which are an integral part of these financial statements.

F-2

GROWFLOW CORP.

STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2018 and 2017 (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenues, net	$312,878	$97,460	$802,661	$179,807
Cost of net revenues	(251,188)	(42,865)	(553,189)	(94,015)
Gross margin	61,690	54,595	249,472	85,792

Operating Expenses:
General and administrative	141,993	12,709	239,081	17,906
Compensation and benefits	336,641	22,399	488,575	49,830
Sales and marketing	48,743	5,448	78,627	8,223
Total Operating Expenses	527,377	40,556	806,283	75,959

Operating Income / (Loss)	(465,687)	14,039	(556,811)	9,833

Other Income/(Expense)
Interest income	66	–	240	–
Total Other Income	66	–	240	–

Net Income / (Loss)	$(465,621)	$14,039	$(556,571)	$9,833

Earnings/(loss) per share attributable to common shareholders:
Basic and diluted earnings/(loss) per share:	$(0.02)	$0.00	$(0.04)	$0.00
Weighted average shares outstanding:	19,006,500	13,913,000	15,680,179	13,913,000

See Notes to Financial Statements which are an integral part of these financial statements.

F-3

GROWFLOW CORP.

STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2018 and 2017 (Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017

Cash Flows from Operating Activities
Net Income / (Loss)	$(556,571)	$9,833
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	244,962	–
Changes in operating assets and liabilities:
Change in accounts receivable	(5,254)	(1,861)
Change in other current assets	(4,814)	–
Change in accounts payable	(2,075)	14,967
Change in accrued expenses	22,291	5,059
Change in deferred subscription revenue	23,747	–
Net Cash Provided by/(Used in) Operating Activities	(277,714)	27,998

Cash Flows from Investing Activities
Net Cash Provided by / (Used in) Investing Activities	–	–

Cash Flows from Financing Activities
Contributions from founders	–	2,448
Sale of equity units	1,538,504	–
Conversion of Series A Preferred Stock to Common Stock	(4)	–
Advances from officers	–	2,162
Repayments to officers	(21,285)	–
Net Cash Provided by Financing Activities	1,517,215	4,610

Net Change In Cash	1,239,501	32,608

Cash at Beginning of Period	279,061	–
Cash at End of Period	$1,518,562	$32,608

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$–	$–

See Notes to Financial Statements which are an integral part of these financial statements.

F-4

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

As of and for the Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited)

NOTE 1: NATURE OF OPERATIONS

Growflow, Inc. was organized as a corporation under the laws of Washington on September 16, 2016. On September 1, 2017, Growflow, Inc. merged with Growflow Corp., a Delaware Corporation formed on August 18, 2017, through a one-for-one share exchange, with Growflow Corp. remaining as the sole surviving entity.

Growflow Corp. (“Company”) developed and operates a subscription-based sales and inventory platform for cannabis producers and processors.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of September 30, 2018 and December 31, 2017, the Company’s cash balances exceeded insured limits by $1,172,106 and $17,910, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions. The Company has not recognized an allowance for doubtful accounts, since it bills the vast majority of its revenue through recurring credit card charges and has not historically encountered material bad debts. As of September 30, 2018 and December 31, 2017, the Company’s outstanding receivables were $1,323 and $10,426, net of allowances of $0 and $0, all respectively.

Property and Equipment

Property and equipment with an original cost in excess of $2,500 and having a useful life over one year is recorded at cost when purchased. Depreciation is recorded for property and equipment using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. As of September 30, 2018 and December 31, 2017, the Company did not have any capitalizable fixed assets.

F-5

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

As of and for the Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited)

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities inactive markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue under ASC 606, using the following five-step model, which requires that we: (1) identify a contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to performance obligations and (5) recognize revenue as performance obligations are satisfied. The Company’s revenue consists of subscriptions to its cannabis tracking platform. Prospective customers sign up for a 30-day free trial and commence a monthly or yearly ongoing subscription agreement. The Company begins revenue recognition upon commencement of a paid subscription after the trial period. Unearned subscription revenues consist of up front cash prepayments up to a year in advance that represent future platform access to be provided, and were classified as current liabilities totaling $83,180 and $59,433 as of September 30, 2018 and December 31, 2017, respectively.

Cost of Revenues

The Company recognizes direct costs associated with running the platform, such as royalties for use of the API integration, as costs of revenues. The Company periodically evaluates the extent to which staff efforts directly impact revenues and accordingly allocates costs to cost of revenues. During the three and nine months ended September 30, 2018 and 2017, the Company allocated sales and support staff compensation equal to approximately 64% of total compensation and benefits, to cost of revenues. The allocation represented $237,003 and $39,820 for the three months ended September 30, 2018 and 2017 and $507,108 and $88,587 for the nine months ended September 30, 2018 and 2017, all respectively.

Advertising Costs

The Company promotes its platform through a variety of venues. During the three and nine months ended September 30, 2018 and 2017, the Company recognized advertising expense of $15,997 and $5,039 and $33,474 and $7,478, all respectively.

F-6

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

As of and for the Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited)

Stock-Based Compensation

The Company accounts for share-based payments pursuant to ASC 718, “Stock Compensation” and, accordingly, the Company records compensation expense for share-based awards based upon an assessment of the grant date fair value for stock options and restricted stock awards using the Black-Scholes option pricing model.

Stock compensation expense for stock options is recognized over the vesting period of the award or expensed immediately under ASC 718 and EITF 96-18 when stock or options are awarded for previous or current service without further recourse. The Company issued stock options to contractors and external companies that had been providing services to the Company upon their termination of services. Under ASC 718 and EITF 96-18 these options were recognized as expense in the period issued because they were given as a form of payment for services already rendered with no recourse.

Share based expense paid to through direct stock grants is expensed as occurred. Since the Company’s stock is not publicly traded and currently has no active market, the Company relies on third party valuation reports as of the date of the transaction. The company charged options expense of $6,654 and $0 to stock-based compensation to the Company’s officers and various consultants and advisors during the three months ended September 30, 2018 and 2017 and $19,962 and $0 for the nine months then ended, all respectively.

Stock option activity on a pre- and post-split basis was as follows:

	Pre-Split	Post-Split
Outstanding, September 1, 2016 (Inception)	–	–
Granted	–	–
Exercised	–	–
Forfeited or expired	–	–
Outstanding, December 31, 2016	–	–
Granted	221,662	1,541,992
Exercised	–	–
Forfeited or expired	(23,000)	(160,000)
Outstanding, December 31, 2017	198,662	1,381,992
Granted	5,750	40,000
Exercised	–	–
Forfeited or expired	–	–
Outstanding, September 30, 2018	204,412	1,421,992

The following table presents information regarding options outstanding and exercisable as of September 30, 2018 and December 31, 2017 on a pre- and post-split basis:

	(Pre-Split) As of		(Post-Split) As of
	9/30/2018	12/31/2017	9/30/2018	12/31/2017
Weighted average contractual remaining term - options outstanding (years)	9.0	9.7	9.0	9.7
Aggregate intrinsic value - options outstanding	$71,373	$69,333	$71,373	$69,333
Options exercisable	121,409	64,209	844,584	446,670
Aggregate intrinsic value - options exercisable	$35,717	$22,409	$35,717	$22,409
Weighted average contractual remaining term - options exercisable	9.0	9.7	9.0	9.7

F-7

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

As of and for the Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited)

As of September 30, 2018 and December 31, 2017, future compensation costs related to these options issued totaled $29,001 and $46,924, respectively.

The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model utilizing the following inputs:

	Year Ended	Nine Months Ended
	12/31/2017	9/30/2018
Risk-free interest rate	2.35%	1.81%
Expected life of options	5 years	5 years
Annualized volatility	60%	60%
Dividend rate	0%	0%

On August 3, 2018, the Company issued 25,000 common shares to its Chief Financial Officer for services rendered. Terms of the compensation agreement call for the shares to vest monthly at a rate of 2,500 shares per month on the third day of each month, beginning September 3, 2018. The Company recognized $25,000 of compensation expense upon issuance of these shares, based on the most recent private placement of common stock at $1.00 per share.

On September 24, 2018, the Company issued 200,000 common shares (100,000 each) to two board members for services rendered. 100,000 of these shares vested immediately, and the remaining 100,000 will vest after 375 days of service, or on October 4, 2019. Upon issuance of these shares, the Company recorded compensation expense of $200,000, based on the most recent private placement of common stock at $1.00 per share.

The following schedule sets forth future vesting of these restricted shares:

2018 Q4	7,500
2019	115,000
Total unvested shares, September 30, 2018	122,500

The Company valued its options grants using a common stock price of $0.67 ($0.0963 post-split), as determined by an independent valuation analyst’s report dated October 27, 2017. A summary of sources for the inputs above is as follows:

•	Risk-free interest rate: US Treasury interest rates on grant date for treasury instruments with a period equivalent to expected life of options.
•	Expected life of options: Mid-point between issuance and expiration.
•	Annualized volatility: Assumption used in independent valuation analyst’s report.
•	Dividend rate: The Company’s current declared dividend rate.

Income Taxes

The Company is subject to taxation in various jurisdictions and may be subject to examination by various authorities. The Company has not yet filed its 2016 or 2017 tax returns but is in the process of doing so.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

F-8

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

As of and for the Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited)

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns.

NOTE 3: GOING CONCERN

The accompanying financial statements are prepared on a going concern basis and do not include any adjustments that might result from uncertainty about our ability to continue as a going concern. As of September 30, 2018, the Company’s available cash was just $1,518,562, but the Company had an accumulated deficit of $478,368. The Company further has incurred substantial losses from operations and generated negative cash flows from operating activities. The Company’s current operating plan indicates that it will continue to incur losses from operations and generate negative cash flows from operating activities. These projections and certain liquidity risks raise substantial doubt about whether the Company will be able to meet current operating demands. As a result of these factors, there exists substantial doubt to whether the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4: STOCKHOLDERS’ EQUITY (DEFICIT)

Capital Structure

The Company has authorized the issuance of 100,000,000 shares of stock, consisting of 80,000,000 common shares, 16,000,000 Preferred shares, and 4,000,000 shares of Series A Convertible Preferred Stock.

Common stock has a par value of $0.00001 and carries equal voting rights.

Preferred Stock carries a par value of $0.00001 and is convertible any time at the holder’s option into shares of Common Stock at a currently defined conversion price of $0.0625. Holders of Preferred Stock may cast the number of votes equal to the number of common shares that would result from conversion of Preferred Stock.

Series A Preferred Stock carries a par value of $0.00001 and is convertible any time at the holder’s option into one share of common stock at a currently defined conversion price of $0.0625. Holders of Preferred Stock may cast the number of votes equal to the number of common shares that would result from conversion of Preferred Stock. On June 30, 2018, the Series A Preferred stockholder elected to convert all Series A holdings into 4,000,000 shares of common stock.

Equity Activity

Upon formation of Growflow, Inc. on September 1, 2016, the Company’s two founders purchased 2,000,000 shares in exchange for $200 and all rights to their intellectual property. On the September 26, 2017 merger date, the founders’ interests converted to 2,000,000 shares of the surviving entity.

On December 15, 2017, the Company entered into an agreement with an outside investor to sell 4,000,000 shares of its Series A Preferred Stock at $0.0625 per share for total proceeds of $250,000. The agreement to issue these shares of Series A Preferred Stock contemplated the impacts of the stock split, as further discussed in this footnote.

F-9

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

As of and for the Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited)

From May to September 2018, the Company sold 1,538,500 equity units for total proceeds of $1,538,500. The Company also issued an additional 50,000 common shares to one of the purchasers as an inducement incentive. Each equity unit consisted of one share of common stock and two warrants allowing shareholders, at their option, to purchase additional common shares at $1.25 and $1.50 per share until September 30, 2021. The Company evaluated the accounting characteristics of the instruments and determined that the warrants were separable from the shares of common stock and constituted embedded derivatives having equity characteristics. Using the following inputs, the Company estimated the fair value of the warrants and allocated $754,932 to the warrants and the remainder to the common stock.

Risk-free interest rate	2.52%-2.81%
Expected life of warrants	2 years
Annualized volatility	60%
Dividend rate	0%

Stock Split

On January 18, 2018, the Company’s board and stockholders agreed to a 6.9565 to 1 split of its Common Stock. Equivalent post-split common shares outstanding as of December 31, 2017 totaled 13,913,000. Post-split, outstanding options represented approximately 1,381,992 potential shares of common stock as of December 31, 2017. Outstanding shares of Series A Preferred Stock, which are convertible into common stock remained unchanged before and after the split.

As of September 30, 2018, the Company had 19,726,500 outstanding shares of common stock, which were equivalent to 2,835,694 pre-split shares.

NOTE 5: OTHER CURRENT ASSETS

As of September 30, 2018, other current assets consisted of $1,500 advances to an employee, which are due on demand, and an estimated $3,314 of overpaid state sales tax. As of December 31, 2017, the Company had no other current assets.

NOTE 6: RELATED PARTIES

Throughout the course of business, the Company’s officers advance funds to facilitate operations. Amounts owed to officers have no set payment schedule, bear no interest and are due on demand. During the nine months ended September 30, 2018 and 2017, the Company’s officers advanced $0 and $2,362, and the Company repaid advances of $21,285 and $0, all respectively.

As of September 30, 2018 and December 31, 2017, balances due to these officers totaled $0 and $21,285, respectively.

NOTE 7: INCOME TAX

The Company recorded no income tax provision or benefit for the years ended September 30, 2018 and December 31, 2017, because the Company believes it is more likely than not that these will not be utilized in the near future due to net losses. The Company has generated no taxable income. The income tax provision (benefit) differs from the amount computed by applying the U.S. Federal income tax rate of 21% plus applicable state rates to the loss before income taxes due to the unrecognized benefit resulting from the Company’s valuation allowance, as well as due to nondeductible expenses.

F-10

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

As of and for the Three and Nine Months Ended September 30, 2018 and 2017

(Unaudited)

NOTE 8: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers" (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, "Revenue from Contracts with Customers", which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls and processes. We have adopted the new standard effective January 1, 2018 and anticipate that adoption of the new standard will not impact current or historical revenue recognized.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, “Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments when the terms of an award provide that a performance target could be achieved after the requisite service period,” (“ASU 2014-12”). Current U.S. GAAP does not contain explicit guidance on whether to treat a performance target that could be achieved after the requisite service period as a performance condition that affects vesting or as a non-vesting condition that affects the grant-date fair value of an award. The new guidance requires that a performance target that affects vesting and that could be achieved after the requisite service period is treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. The updated guidance will be effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. The adoption of this ASU did not have any impact on the Company's consolidated financial position, liquidity, or results of operations.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

In August 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows" (Topic 230). This ASU is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2017. We do not believe the adoption of ASU 2016-15 will have a material impact on our financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 9: SUBSEQUENT EVENTS

Options

Between October 2, 2018 and October 15, 2018, the Company issued three employees options to purchase a total of 338,846 common shares at $1.00 per share.

Management’s Evaluation

In January 2019, the Company made a $150,000 cash deposit to acquire the assets and $150,000 of liabilities due to the members of a point of sale software company. Prospective terms of the acquisition agreement call for the payment of $150,000 cash to satisfy amounts due to the target’s members and the issuance of 250,000 shares of the Company’s common stock to the target’s members. The target entity’s members may also receive an additional 200,000 shares of common stock contingent on the target’s product producing at least $36,000 in monthly recurring revenue within three years of the acquisition’s closing date. Since the acquisition has not yet closed, the Company has not included the financial statements of the acquiree in this filing.

Management has evaluated subsequent events through the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Growflow Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Growflow Corp. (the "Company") as of December 31, 2017 and 2016, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2018.

Lakewood, CO

October 5, 2018

F-12

GROWFLOW CORP.

BALANCE SHEETS

As of December 31, 2017 and 2016

	December 31,
	2017	2016

ASSETS

Current Assets:
Cash and equivalents	$279,061	$–
Accounts receivable, net	5,172	–
Total Current Assets	284,233	–

Non-Current Assets	–	–

Total Assets	284,233	–

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	28,356	–
Accrued expenses	25,226	–
Due to officers	21,285	30,139
Deferred subscription revenue	59,433	–
Total Current Liabilities	134,300	30,139

Non-Current Liabilities	–	–

Total Liabilities	134,300	30,139

Stockholders' Equity (Deficit):
Preferred Stock, $0.00001 par, 16,000,000 shares authorized, 0 and 0 issued and outstanding, liquidation preference of $0 and $0, as of December 31, 2017 and 2016, all respectively.	–	–
Series A Preferred Stock, $0.00001 par, 4,000,000 shares authorized, 4,000,000 and 0 issued and outstanding, liquidation preference of $250,000 and $0, as of December 31, 2017 and 2016, all respectively.	250,000	–
Common Stock, $0.00001 par, 10,000,000 shares authorized, 13,913,000 and 13,913,000 issued and outstanding as of December 31, 2017 and 2016, all respectively.	139	139
Additional paid-in capital	24,918	61
Accumulated deficit	(125,124)	(30,339)
Total Stockholders' Equity (Deficit)	149,933	(30,139)

Total Liabilities and Stockholders' Equity (Deficit)	$284,233	$–

See accompanying Audit Report and Notes to Financial Statements which are an integral part of these financial statements.

F-13

GROWFLOW CORP.

STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2017 and the Period from September 1, 2016 (Inception)

Through December 31, 2016

	2017	2016

Revenues, net	$285,663	$–
Cost of net revenues	(182,600)	–
Gross margin	103,063	–

Operating Expenses:
Sales and marketing	11,131	2,348
General and administrative	95,802	7,520
Research and development	–	20,471
Compensation and benefits	90,915	–
Total Operating Expenses	197,848	30,339

Operating Loss	(94,785)	(30,339)

Other Income/(Expense)	–	–

Net Loss	$(94,785)	$(30,339)

Earnings/(loss) per share attributable to common shareholders:
Basic and diluted earnings/(loss) per share	$(0.05)	$(0.02)
Weighted average shares outstanding	2,000,000	2,000,000

See accompanying Audit Report and Notes to Financial Statements which are an integral part of these financial statements.

F-14

GROWFLOW CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Year Ended December 31, 2017 and the Period from September 1, 2016 (Inception) Through December 31, 2016

					Refer to Note 4		Additional		Total
	Preferred Stock		Series A Preferred Stock		Common Stock		Paid-in	Accumulate	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, September 1, 2016 (Inception)	–	$–	–	$–	–	$–	$–	$–	$–

Common shares issued to founders	–	–	–	–	13,913,000	139	61	–	200
Net loss	–	–	–	–	–	–	–	(30,339)	(30,339)
Balance, December 31, 2016	–	–	–	–	13,913,000	139	61	(30,339)	(30,139)

Recapitalization, September 26, 2017:
GrowFlow, Inc. Common Stock exchanged for GrowFlow Corp. Common Stock	–	–	–	–	(13,913,000)	(139)	–	–	(139)
GrowFlow Corp. Common Stock exchanged for GrowFlow, Inc. Common Stock	–	–	–	–	13,913,000	139	–	–	139
Contribution from officer	–	–	–	–	–	–	2,448	–	2,448
Stock-based compensation expense	–	–	–	–	–	–	22,409	–	22,409
Series A subscription	–	–	4,000,000	250,000	–	–		–	250,000
Net loss	–	–	–	–	–	–		(94,785)	(94,785)
Balance, December 31, 2017	–	$–	4,000,000	$250,000	13,913000	$139	$24,918	$(125,124)	$149,933

See accompanying Audit Report and Notes to Financial Statements which are an integral part of these financial statements.

See accompanying Audit Report and Notes to Financial Statements which are an integral part of these financial statements.

F-15

GROWFLOW CORP.

STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2017 and the Period from September 1, 2016 (Inception) Through December 31, 2016

	2017	2016

Cash Flows from Operating Activities
Net Loss	$(94,785)	$(30,339)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Change in accounts receivable	(5,172)	–
Change in accounts payable	28,356	–
Change in accrued expenses	25,226	–
Change in deferred subscription revenue	59,433	–
Net Cash Provided by/(Used in) Operating Activities	13,058	(30,339)

Cash Flows from Investing Activities
Net Cash Provided by/(Used in) Investing Activities	–	–

Cash Flows from Financing Activities
Founder stock subscriptions	–	200
Contributions from founder	24,857	–
Sale of Series A Preferred Stock	250,000	–
Advances from officers	–	30,139
Repayments to officers	(8,854)	–
Net Cash Provided by Financing Activities	266,003	30,339

Net Change In Cash	279,061	–

Cash at Beginning of Period	–	–
Cash at End of Period	$279,061	$–

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$–	$–

See accompanying Audit Report and Notes to Financial Statements which are an integral part of these financial statements.

F-16

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

(As of December 31, 2017 and 2016 and for Year Ended December 31, 2017

and the Period from September 1, 2016 (Inception) through December 31, 2016)

NOTE 1: NATURE OF OPERATIONS

Growflow, Inc. was organized as a corporation under the laws of Washington on September 1, 2016. On September 26, 2017, Growflow, Inc. merged with Growflow Corp., a Delaware Corporation formed on August 18, 2017, through a one-for-one share exchange, with Growflow Corp. remaining as the sole surviving entity.

Growflow Corp. (“Company”) developed and operates a subscription-based sales and inventory platform for cannabis producers and processors.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2017, the Company’s cash balances exceeded insured limits by $17,910. As of December 31, 2016, the Company’s cash balances did not exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions. The Company has not recognized an allowance for doubtful accounts, since it bills the vast majority of its revenue through recurring credit card charges and has not historically encountered material bad debts. As of December 31, 2017 and 2016, the Company’s outstanding receivables were $5,172 and $0, net of allowances of $0 and $0, all respectively.

Property and Equipment

Property and equipment with an original cost in excess of $2,500 and having a useful life over one year is recorded at cost when purchased. Depreciation is recorded for property and equipment using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. As of December 31, 2017 and 2016, the Company did not have any capitalizable fixed assets.

F-17

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

(As of December 31, 2017 and 2016 and for Year Ended December 31, 2017

and the Period from September 1, 2016 (Inception) through December 31, 2016)

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities inactive markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. The Company’s revenue consists of subscriptions to its cannabis tracking platform. Prospective customers sign up for a 30-day free trial and commence a monthly or yearly ongoing subscription agreement. The Company begins revenue recognition upon commencement of a paid subscription after the trial period. Unearned subscription revenues consist of up front cash prepayments up to a year in advance that represent future platform access to be provided, and were classified as current liabilities totaling $59,433 and $0, respectively, as of December 31, 2017 and 2016, respectively.

Cost of Revenues

The Company recognizes direct costs associated with running the platform, such as royalties for use of the API integration, as costs of revenues. The Company periodically evaluates the extent to which staff efforts directly impact revenues and accordingly allocates costs to cost of revenues. In 2017, the Company allocated sales and support staff compensation totaling $182,600, or approximately 64% of total compensation and benefits, to cost of revenues.

Advertising Costs

The Company promotes its platform through a variety of venues. During 2017 and 2016, the Company recognized advertising expense of $11,131 and $2,348, respectively.

F-18

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

(As of December 31, 2017 and 2016 and for Year Ended December 31, 2017

and the Period from September 1, 2016 (Inception) through December 31, 2016)

Earnings (Loss) Per Share

Earnings (loss) per share is computed using the weighted average number of common shares outstanding during the period. The Company has adopted ASC 260 “Earnings Per Share”. Fully diluted loss per share are not calculated and presented on the financial statements as the calculation would be antidilutive for the years ended December 31, 2017 and 2016.

The following table presents the Company’s calculation of basic and diluted loss per share:

	2017	2016

Net income/(loss) available to common shareholders	$(94,785)	$(30,339)
Weighted average shares outstanding	2,000,000	2,000,000)
Basic and diluted earnings/(loss) per share	$(0.05)	$(0.02)

Stock-Based Compensation

The Company accounts for share-based payments pursuant to ASC 718, “Stock Compensation” and, accordingly, the Company records compensation expense for share-based awards based upon an assessment of the grant date fair value for stock options and restricted stock awards using the Black-Scholes option pricing model.

Stock compensation expense for stock options is recognized over the vesting period of the award or expensed immediately under ASC 718 and EITF 96-18 when stock or options are awarded for previous or current service without further recourse. The Company issued stock options to contractors and external companies that had been providing services to the Company upon their termination of services. Under ASC 718 and EITF 96-18 these options were recognized as expense in the period issued because they were given as a form of payment for services already rendered with no recourse.

Share based expense paid to through direct stock grants is expensed as occurred. Since the Company’s stock is not publicly traded and currently has no active market, the Company relies on third party valuation reports as of the date of the transaction. The company recognized $22,409 and $0, respectively in expenses in the year ended December 31, 2017 and 2016 for stock based compensation to the Company’s officers and various consultants and advisors.

Stock option activity was as follows:

Outstanding, September 1, 2016 (Inception)	–
Granted	–
Exercised	–
Forfeited or expired	–
Outstanding, December 31, 2016	–
Granted	221,662
Exercised	–
Forfeited or expired	(23,000)
Outstanding, December 31, 2017	198,662

F-19

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

(As of December 31, 2017 and 2016 and for Year Ended December 31, 2017

and the Period from September 1, 2016 (Inception) through December 31, 2016)

The following table presents information regarding options outstanding and exercisable as of December 31, 2017:

	As of December 31,
	2017	2016
Weighted average contractual remaining term - options outstanding (years)	9.7	N/A
Aggregate intrinsic value - options outstanding	$69,333	N/A
Options exercisable	64,209	N/A
Aggregate intrinsic value - options exercisable	$22,409	N/A
Weighted average contractual remaining term - options exercisable	9.7	N/A

As of December 31, 2017, future compensation costs related to these options issued was $46,924.

The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with weighted average assumptions for grants, as follows:

Risk-free interest rate	1.81%
Expected life of options	5 years
Annualized volatility	60%
Dividend rate	0%

The Company valued its options issuances using a common stock price of $0.67, as determined by an independent valuation analyst’s report dated October 27, 2017. A summary of sources for the inputs above is as follows:

•	Risk-free interest rate: US Treasury interest rates on grant date for treasury instruments with a period equivalent to expected life of options.
•	Expected life of options: Mid-point between issuance and expiration.
•	Annualized volatility: Assumption used in independent valuation analyst’s report.
•	Dividend rate: The Company’s current declared dividend rate.

Income Taxes

The Company is subject to taxation in various jurisdictions and may be subject to examination by various authorities. The Company has not yet filed its 2016 or 2017 tax returns but is in the process of doing so.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities.  The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns.

F-20

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

(As of December 31, 2017 and 2016 and for Year Ended December 31, 2017

and the Period from September 1, 2016 (Inception) through December 31, 2016)

NOTE 3: GOING CONCERN

The accompanying financial statements are prepared on a going concern basis and do not include any adjustments that might result from uncertainty about our ability to continue as a going concern. As of December 31, 2017, the Company’s available cash was just $279,062, and the Company had an accumulated deficit of $125,124. The Company incurred substantial losses from operations and generated negative cash flows from operating activities. The Company’s current operating plan indicates that it will continue to incur losses from operations and generate negative cash flows from operating activities. These projections and certain liquidity risks raise substantial doubt about whether the Company will be able to meet current operating demands. As a result of these factors, there exists substantial doubt to whether the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4: STOCKHOLDERS’ EQUITY (DEFICIT)

Capital Structure

The Company has authorized the issuance of 100,000,000 shares of stock, consisting of 80,000,000 common shares, 16,000,000 Preferred shares, and 4,000,000 shares of Series A Convertible Preferred Stock.

Common stock has a par value of $0.00001 and carries equal voting rights.

Preferred Stock carries a par value of $0.00001 and is convertible any time at the holder’s option into shares of Common Stock at a currently defined conversion price of $0.0625. Holders of Preferred Stock may cast the number of votes equal to the number of common shares that would result from conversion of Preferred Stock.

Series A Preferred Stock carries a par value of $0.00001 and is convertible any time at the holder’s option into one share of common stock at a currently defined conversion price of $0.0625. Holders of Preferred Stock may cast the number of votes equal to the number of common shares that would result from conversion of Preferred Stock.

Equity Activity

Upon formation of Growflow, Inc. on September 1, 2016, the Company’s two founders purchased 2,000,000 shares in exchange for $200 and all rights to their intellectual property. On the September 26, 2017 merger date, the founders’ interests converted to 2,000,000 shares of the surviving entity.

On December 15, 2017, the Company entered into an agreement with an outside investor to sell 4,000,000 shares of its Series A Preferred Stock at $0.0625 per share for total proceeds of $250,000. The agreement to issue these shares of Series A Preferred Stock contemplated the impacts of the stock split, as further discussed in this footnote.

Stock Split

On January 18, 2018, the Company’s board and stockholders agreed to a 6.9565 to 1 split of its Common Stock. Equivalent post-split common shares outstanding as of December 31, 2017 and 2016 totaled 13,913,000. Post-split, outstanding options represented approximately 1,381,992 potential shares of common stock. Outstanding shares of Series A Preferred Stock, which are convertible into common stock remained unchanged before and after the split. The Company has retrospectively presented the effects of the stock split, which was effective on January 18, 2018, on the balance sheets and statements of stockholders’ equity as of December 31, 2017 and 2016. The change resulted in a $119 decrease to additional paid-in capital and a $119 increase to the common stock account. Prior to the split, the balances in additional paid-in capital would have been $25,037 and $180, and the common stock account would have been $20 and $20, as of December 31, 2017 and 2016, all respectively.

F-21

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

(As of December 31, 2017 and 2016 and for Year Ended December 31, 2017

and the Period from September 1, 2016 (Inception) through December 31, 2016)

NOTE 5: RELATED PARTIES

Throughout the course of business, the Company’s officers advance funds to facilitate operations. Amounts owed to officers have no set payment schedule, bear no interest and are due on demand. During 2016, the Company’s CEO advanced $18,909 and the CTO advanced $11,231. In 2017, the Company repaid the CEO and CTO $5,016 and $3,838, respectively.

As of December 31, 2017 and 2016, balances due to these officers totaled $21,285 and $30,139, respectively.

NOTE 6: INCOME TAX

The Company recorded no income tax provision or benefit for the years ended December 31, 2017 and 2016, because the Company believes it is more likely than not that these will not be utilized in the near future due to net losses. The Company has generated no taxable income. The income tax provision (benefit) differs from the amount computed by applying the U.S. Federal income tax rate of 21% plus applicable state rates to the loss before income taxes due to the unrecognized benefit resulting from the Company’s valuation allowance, as well as due to nondeductible expenses.

For income tax reporting purposes, as of December 31, 2017 and 2016, the Company had estimated $123,148 and $29,607, respectively, of net operating loss carry forwards that will expire at various dates beginning in 2036. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carry forwards and tax credits available to be used in any given year if certain events occur, including significant changes in ownership interests. Realization of net operating loss and tax credit carry forwards is dependent on generating sufficient taxable income prior to their expiration dates.

As of December 31, 2017 and 2016, the Company had estimated approximately $25,861 and $6,218, respectively, of net deferred tax assets, comprised primarily of the potential future tax benefits from net operating loss carry forwards. Based upon the level of historical taxable income and projections for future taxable income over the period in which the deferred tax assets are deductible, management could not conclude that realization of the deferred tax assets as of December 31, 2017 and 2016 was more likely than not, and therefore, the Company has recorded a full valuation allowance to reduce the net deferred tax assets to zero as of December 31, 2017 and 2016. The amount of deferred tax assets considered realizable could be adjusted in the near term if future taxable income is generated.

NOTE 7: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers" (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, "Revenue from Contracts with Customers", which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls and processes. We expect to complete our evaluation in the second half of 2017 and intend to adopt the new standard effective January 1, 2018.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, “Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments when the terms of an award provide that a performance target could be achieved after the requisite service period,” (“ASU 2014-12”). Current U.S. GAAP does not contain explicit guidance on whether to treat a performance target that could be achieved after the requisite service period as a performance condition that affects vesting or as a non-vesting condition that affects the grant-date fair value of an award. The new guidance requires that a performance target that affects vesting and that could be achieved after the requisite service period is treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. The updated guidance will be effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. The adoption of this ASU did not have any impact on the Company's consolidated financial position, liquidity, or results of operations.

F-22

GROWFLOW CORP.

NOTES TO FINANCIAL STATEMENTS

(As of December 31, 2017 and 2016 and for Year Ended December 31, 2017

and the Period from September 1, 2016 (Inception) through December 31, 2016)

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

In August 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows" (Topic 230). This ASU is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2017. We do not believe the adoption of ASU 2016-15 will have a material impact on our financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 8: SUBSEQUENT EVENTS

Options

On January 15, 2018, the Company issued options to purchase 198,662 (1,381,992 post-split) shares of common stock to various employees and consultants as compensation for services rendered.

Stock Split

On January 18, 2018, the Company’s board and stockholders agreed to a 6.9565 to 1 split of its Common Stock.

Subscriptions

In April and May 2018, the Company issued 276,000 post-split shares of common stock to investors for $276,000. Each investor also received two warrants per share to purchase additional shares at $1.00 per share, for total issued warrants of 552,000.

Management’s Evaluation

Management has evaluated subsequent events through June 29, 2018, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-23

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

GROWFLOW CORP.

5,388,500 SHARES OF COMMON STOCK

PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

December ___, 2018

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Company, are as follows:

Various Filing Fees	$1,306.17
Legal Fees and Expenses	$35,000.00
Accounting Fees and Expenses	$29,000.00
Miscellaneous Expenses	$0.00
Total	$65,306.17

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him/her and liability and expenses incurred by him/her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

COMMON STOCK

During the periods ending December 31, 2016 and December 31, 2018, the Company engaged in the sale of its unregistered securities as described below. The shares of our common stock, options and warrants were issued pursuant to an exemption from registration in Section 4(a)(2) of the Securities Act of 1933. These securities qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering of our securities was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had necessary investment intent as required by Section 4(a)(2) since they agreed to receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” All shareholders are “sophisticated investors” and are family members, friends or business acquaintances of our officers and directors. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(a)(2) of the Securities Act of 1933 for this transaction.

II-1

During the twelve months ended December 31, 2016 the Company issued 13,913,000 shares of common stock to our founders.

Shareholder	Cert. #	Date	No. of Shares	Price Per Share	From Whom	% of Common Shares
Casey, Rufus		09/16/16	10,434,750	$0.00001	original issue	52.8971%
Wilson, Tom		09/16/16	3,478,250	$0.00001	original issue	17.6324%

PREFERRED STOCK

The following table sets forth, as of December 31, 2017, the number of shares of our Series “A” Preferred Stock owned of record and beneficially by our executive officers, directors and persons who beneficially own more than 5% of such outstanding shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percentage of Class
Breakwater MB, LLC, 2108 Brookwood Dr., Fort Collins, CO 80525(1)	4,000,000	100%

(1) Breakwater MB, LLC is a Colorado limited liability company that is owned and controlled by our advisor, Paul D. Dickman.

(2) The Series “A” Preferred Stock held by Breakwater MB, LLC has 1 vote per share and each share is convertible into 1 share of our common stock at the election of the shareholder. All shares of our Series “A” Preferred Stock have been converted to common stock as of the date of this prospectus.

During calendar year 2018 the Company has issued the following shares of our common stock, warrants and options.

Shareholder	Cert. #	Date	No. of Shares	Price Per Share	From Whom	% of Common Shares
Casey, Rufus		09/16/16	10,434,750	$0.00001	original issue	52.8971%
Wilson, Tom		09/16/16	3,478,250	$0.00001	original issue	17.6324%
Imhoff, Warren		05/10/18	25,000	$1.0000	2018 PPM	0.1267%
Leighton, Douglas		05/12/18	150,000	$1.0000	2018 PPM	0.7604%
Rosenquist, John		05/15/18	25,000	$1.0000	2018 PPM	0.1267%
Taxman, Rich		05/22/18	25,000	$1.0000	2018 PPM	0.1267%
BK Sportika LLC		05/23/18	51,000	$1.0000	2018 PPM	0.2585%
Leibovic, Aaron		05/29/18	25,000	$1.0000	2018 PPM	0.1267%
Muradyan, Tigran		06/13/18	50,000	$1.0000	2018 PPM	0.2535%
Mermell, Steven		06/18/18	25,000	$1.0000	2018 PPM	0.1267%
Sullivan, Mike		06/26/18	25,000	$1.0000	2018 PPM	0.1267%
Mermell, Clifford		06/28/18	25,000	$1.0000	2018 PPM	0.1267%
Dickman, Paul		06/30/18	842,500	$0.0625	Breakwater PS to CS conversion	4.2709%
Madison Trust Company, Custodian FBO Paul Dickman		06/30/18	300,000	$0.0625	Breakwater PS to CS conversion	1.5208%
Chineseinvestors.com, Inc.		06/30/18	400,000	$0.0625	Breakwater PS to CS conversion	2.0277%
Andrew John Williams Revocable Trust		06/30/18	640,000	$0.0625	Breakwater PS to CS conversion	3.2444%

II-2

Williams, Pete	06/30/18	240,000	$0.0625	Breakwater PS to CS conversion	1.2166%
Best, Frank	06/30/18	20,000	$0.0625	Breakwater PS to CS conversion	0.1014%
Gibbons, Michael and Erin	06/30/18	800,000	$0.0625	Breakwater PS to CS conversion	4.0555%
Imhoff, Warren	06/30/18	200,000	$0.0625	Breakwater PS to CS conversion	1.0139%
Madison Trust Company, Custodian FBO Barry McDaniel	06/30/18	200,000	$0.0625	Breakwater PS to CS conversion	1.0139%
Ferrara, Lori	06/30/18	107,500	$0.0625	Breakwater PS to CS conversion	0.5450%
Steyn, Ian & Sally	06/30/18	50,000	$0.0625	Breakwater PS to CS conversion	0.2535%
Hunt, Clifford	06/30/18	100,000	$0.0625	Breakwater PS to CS conversion	0.5069%
Williams, Cynthia	06/30/18	50,000	$0.0625	Breakwater PS to CS conversion	0.2535%
Redman, Michael	06/30/18	50,000	$0.0625	Breakwater PS to CS conversion	0.2535%
Moyle, Evan	07/02/18	12,500	$1.0000	2018 PPM	0.0634%
Yanich, Asher	07/30/18	25,000	$1.0000	2018 PPM	0.1267%
Kemph, Christopher	08/01/18	50,000	$1.0000	2018 PPM	0.2535%
Wang, Lijun	08/02/18	50,000	$1.0000	2018 PPM	0.2535%
Yeung, Kit "Julie"	08/02/18	50,000	$1.0000	2018 PPM	0.2535%
Manos, Paul	08/03/18	25,000	Pending valuation	Stock comp	0.1267%
Carter's G. Realty, Inc.	08/03/18	10,000	$1.0000	2018 PPM	0.0507%
Harvey, Zach	08/03/18	50,000	$1.0000	2018 PPM	0.2535%
Hu, Quan	08/03/18	25,000	$1.0000	2018 PPM	0.1267%
Kong, YuanYuan	08/03/18	25,000	$1.0000	2018 PPM	0.1267%
Williams, TJ	08/03/18	25,000	$1.0000	2018 PPM	0.1267%
Cerulo, Raffaele	08/06/18	12,500	$1.0000	2018 PPM	0.0634%
Gilchrest, Leslie	08/07/18	25,000	$1.0000	2018 PPM	0.1267%
Teng, Shao Yun	08/07/18	30,000	$1.0000	2018 PPM	0.1521%
Xu, Ke	08/09/18	100,000	$1.0000	2018 PPM	0.5069%
Cell Phone Parts & Accessories	08/10/18	60,000	$1.0000	2018 PPM	0.3042%
FFI Delaware Series LLC – Series 4 GF	08/10/18	200,000	$1.0000	2018 PPM	1.0139%
Harman, Jason	08/10/18	40,000	$1.0000	2018 PPM	0.2028%
Lenthe, Jim & Christine	08/10/18	12,500	$1.0000	2018 PPM	0.0634%
Liu, Yimin	08/10/18	15,000	$1.0000	2018 PPM	0.0760%
Zhang, Wei	08/10/18	25,000	$1.0000	2018 PPM	0.1267%
Haag, Andrew	08/13/18	25,000	$1.0000	2018 PPM	0.1267%
Kim, Mimi	08/15/18	50,000	$1.0000	2018 PPM	0.2535%
Landi, Nana	08/16/18	50,000	$1.0000	2018 PPM	0.2535%
Fang, William	08/17/18	30,000	$1.0000	2018 PPM	0.1521%
Hu, Xinghua	08/22/18	50,000	$1.0000	2018 PPM	0.2535%
Steyn, Ian	08/24/18	25,000	$1.0000	2018 PPM	0.1267%
Haag, Robert	08/28/18	25,000	$1.0000	2018 PPM	0.1267%
Gong, Yang Yan	08/29/18	25,000	$1.0000	2018 PPM	0.1267%
Bennett, Mark	08/31/18	25,000	$1.0000	2018 PPM	0.1267%
Vogel, Guy	09/14/18	5,000	$1.0000	2018 PPM	0.0253%
Grunewald, Bill	09/17/18	5,000	$1.0000		0.0253%
Schrader, William John and Judith Ann	09/19/18	5,000	$1.0000	2018 PPM	0.0253%
Roper, Brett	09/24/18	100,000	Pending valuation	Stock comp	0.5069%
Totah, Tamara	09/24/18	100,000	Pending valuation	Stock comp	0.5069%

Authorized: 80,000,000		19,726,500			100.0000%

II-3

OPTIONS

Option Holder	State	Option #	Option or Award?	Board Authorization /Grant Date	Options Issued	Grant Price	Vesting Type	Vesting Base Date	Expiration Date	Options Remaining
Polaris, John	WA	NSO-001	Option	01/15/18	319,999	$0.6700	Special (1)	12/01/16	01/14/28	319,999
Weas, Sean	MT	NSO-002	Option	01/15/18	639,998	$0.6700	Special (1)	12/01/16	01/14/28	639,998
Wilson, Tom	MT	NSO-003	Option	01/15/18	160,000	$0.6700	Special (1)	12/01/16	01/14/28	160,000
Liu, Peter	WA	NSO-004	Option	01/15/18	73,335	$0.6700	Fully vested	12/01/16	01/14/28	73,335
Gevorgyan, Grevorg	Armenia	NSO-005	Option	01/15/18	188,660	$0.6700	Special (1)	04/04/17	01/14/28	188,660
Pisithsak Law	FL	NSO-006	Option	01/15/18		$0.6700	Special (1)	12/07/17	01/14/28	0
Smythe, Ryan	Canada	NSO-007	Option	01/15/18	40,000	$0.6700	Special (1)	01/12/18	01/14/28	40,000
Moulton, Jonathon	WA	NSO-008	Option	10/01/18	212,564	Pending Valuation	Special (1)	10/01/18	10/01/28	212,564
DiVita, Daniel	SC	NSO-010	Option	09/15/18	106,282	Pending Valuation	Standard	09/15/18	09/15/28	106,282

Totals:					1,740,838					1,740,838

Note:
Standard = 4 year, 1 year cliff
Special (1) = 3 year, 1 year cliff
Special (2) = fully vesting on trading eta march 2019?)

II-4

WARRANTS

Warrant Holder	Warrant #	Issue Date	No. of Shares	Exercise Price	Value per Warrant	Expiration Date
Imhoff, Warren		05/10/18	25,000	$1.25	$0.27	06/30/21
Imhoff, Warren		05/10/18	25,000	$1.50	$0.22	06/30/21
Leighton, Douglas		05/12/18	100,000	$1.25	$0.27	06/30/21
Leighton, Douglas		05/12/18	100,000	$1.50	$0.22	06/30/21
Rosenquist, John		05/15/18	25,000	$1.25	$0.27	06/30/21
Rosenquist, John		05/15/18	25,000	$1.50	$0.22	06/30/21
Taxman, Rich		05/22/18	25,000	$1.25	$0.27	06/30/21
Taxman, Rich		05/22/18	25,000	$1.50	$0.22	06/30/21
BK Sportika LLC		05/23/18	51,000	$1.25	$0.27	06/30/21
BK Sportika LLC		05/23/18	51,000	$1.50	$0.22	06/30/21
Leibovic, Aaron		05/29/18	25,000	$1.25	$0.27	06/30/21
Leibovic, Aaron		05/29/18	25,000	$1.50	$0.22	06/30/21
Muradyan, Tigran		06/13/18	50,000	$1.25	$0.27	06/30/21
Muradyan, Tigran		06/13/18	50,000	$1.50	$0.22	06/30/21
Mermell, Steven		06/18/18	25,000	$1.25	$0.27	06/30/21
Mermell, Steven		06/18/18	25,000	$1.50	$0.22	06/30/21
Sullivan, Mike		06/26/18	25,000	$1.25	$0.27	06/30/21
Sullivan, Mike		06/26/18	25,000	$1.50	$0.22	06/30/21
Mermell, Clifford		06/28/18	25,000	$1.25	$0.27	06/30/21
Mermell, Clifford		06/28/18	25,000	$1.50	$0.22	06/30/21
Moyle, Evan		07/02/18	12,500	$1.25	$0.27	06/30/21
Moyle, Evan		07/02/18	12,500	$1.50	$0.22	06/30/21
Yanich, Asher		07/30/18	25,000	$1.25	$0.27	06/30/21
Yanich, Asher		07/30/18	25,000	$1.50	$0.22	06/30/21
Kemph, Christopher		08/01/18	50,000	$1.25	$0.27	06/30/21
Kemph, Christopher		08/01/18	50,000	$1.50	$0.22	06/30/21
Wang, Lijun		08/02/18	50,000	$1.25	$0.27	06/30/21
Yeung, Kit "Julie"		08/02/18	50,000	$1.25	$0.27	06/30/21
Wang, Lijun		08/02/18	50,000	$1.50	$0.22	06/30/21
Yeung, Kit "Julie"		08/02/18	50,000	$1.50	$0.22	06/30/21
Carter's G. Realty, Inc.		08/03/18	10,000	$1.25	$0.27	06/30/21
Harvey, Zach		08/03/18	50,000	$1.25	$0.27	06/30/21
Hu, Quan		08/03/18	25,000	$1.25	$0.27	06/30/21
Kong, YuanYuan		08/03/18	25,000	$1.25	$0.27	06/30/21
Williams, TJ		08/03/18	25,000	$1.25	$0.27	06/30/21
Carter's G. Realty, Inc.		08/03/18	10,000	$1.50	$0.22	06/30/21
Harvey, Zach		08/03/18	50,000	$1.50	$0.22	06/30/21
Hu, Quan		08/03/18	25,000	$1.50	$0.22	06/30/21
Kong, YuanYuan		08/03/18	25,000	$1.50	$0.22	06/30/21
Williams, TJ		08/03/18	25,000	$1.50	$0.22	06/30/21
Cerulo, Raffaele		08/06/18	12,500	$1.25	$0.27	06/30/21

II-5

Cerulo, Raffaele	08/06/18	12,500	$1.50	$0.22	06/30/21
Gilchrest, Leslie	08/07/18	25,000	$1.25	$0.27	06/30/21
Teng, Shao Yun	08/07/18	30,000	$1.25	$0.27	06/30/21
Gilchrest, Leslie	08/07/18	25,000	$1.50	$0.22	06/30/21
Teng, Shao Yun	08/07/18	30,000	$1.50	$0.22	06/30/21
Xu, Ke	08/09/18	100,000	$1.25	$0.27	06/30/21
Xu, Ke	08/09/18	100,000	$1.50	$0.22	06/30/21
Cell Phone Parts & Accessories	08/10/18	60,000	$1.25	$0.27	06/30/21
FFI Delaware Series LLC – Series 4 GF	08/10/18	200,000	$1.25	$0.27	06/30/21
Harman, Jason	08/10/18	40,000	$1.25	$0.27	06/30/21
Lenthe, Jim & Christine	08/10/18	12,500	$1.25	$0.27	06/30/21
Liu, Yimin	08/10/18	15,000	$1.25	$0.27	06/30/21
Zhang, Wei	08/10/18	25,000	$1.25	$0.27	06/30/21
Cell Phone Parts & Accessories	08/10/18	60,000	$1.50	$0.22	06/30/21
FFI Delaware Series LLC – Series 4 GF	08/10/18	200,000	$1.50	$0.22	06/30/21
Harman, Jason	08/10/18	40,000	$1.50	$0.22	06/30/21
Lenthe, Jim & Christine	08/10/18	12,500	$1.50	$0.22	06/30/21
Liu, Yimin	08/10/18	15,000	$1.50	$0.22	06/30/21
Zhang, Wei	08/10/18	25,000	$1.50	$0.22	06/30/21
Haag, Andrew	08/13/18	25,000	$1.25	$0.27	06/30/21
Haag, Andrew	08/13/18	25,000	$1.50	$0.22	06/30/21
Kim, Mimi	08/15/18	50,000	$1.25	$0.27	06/30/21
Kim, Mimi	08/15/18	50,000	$1.50	$0.22	06/30/21
Landi, Nana	08/16/18	50,000	$1.25	$0.27	06/30/21
Landi, Nana	08/16/18	50,000	$1.50	$0.22	06/30/21
Fang, William	08/17/18	30,000	$1.25	$0.27	06/30/21
Fang, William	08/17/18	30,000	$1.50	$0.22	06/30/21
Hu, Xinghua	08/22/18	50,000	$1.25	$0.27	06/30/21
Hu, Xinghua	08/22/18	50,000	$1.50	$0.22	06/30/21
Steyn, Ian	08/24/18	25,000	$1.25	$0.27	06/30/21
Steyn, Ian	08/24/18	25,000	$1.50	$0.22	06/30/21
Haag, Robert	08/28/18	25,000	$1.25	$0.27	06/30/21
Haag, Robert	08/28/18	25,000	$1.50	$0.22	06/30/21
Gong, Yang Yan	08/29/18	25,000	$1.25	$0.27	06/30/21
Gong, Yang Yan	08/29/18	25,000	$1.50	$0.22	06/30/21
Bennett, Mark	08/31/18	25,000	$1.25	$0.27	06/30/21
Bennett, Mark	08/31/18	25,000	$1.50	$0.22	06/30/21
Vogel, Guy	09/14/18	5,000	$1.25	$0.27	06/30/21
Vogel, Guy	09/14/18	5,000	$1.50	$0.22	06/30/21
Schrader, William John and Judith Ann	09/19/18	5,000	$1.25	$0.27	06/30/21
Schrader, William John and Judith Ann	09/19/18	5,000	$1.50	$0.22	06/30/21

Totals:		3,067,000

II-6

EXHIBITS

Exhibit Number and Description				Location Reference
(a)	Financial Statements			Filed herewith

(b)	Exhibits required by Item 601, Regulation S-K;

	(3.0)	Articles of Incorporation

		(3.1)	Articles of Incorporation	See Exhibit Key

		(3.2)	Restated Articles of Incorporation	See Exhibit Key

		(3.3)	Articles of Merger - Washington	See Exhibit Key

		(3.4)	Certificate of Merger - Delaware	See Exhibit Key

		(3.5)	Bylaws	See Exhibit Key

	(5.1)	Opinion of Law Office of Clifford J. Hunt, P.A. re legality		Filed herewith

	(11.1)	Statement re: computation of per share Earnings, for the Three and Nine Months Ended September 30, 2018 and 2017, and the years ended December 31, 2017 and 2016.		Note 2 to Financial Stmts.

	(23.1)	Consent of BF Borgers CPA PC		Filed herewith

	(23.2)	Consent of Law Office of Clifford J. Hunt, P.A. included within Exhibit 5.0		Filed herewith

Exhibit Key

3.1	Incorporated by reference from registration statement on Form S-1 filed with the Securities and Exchange Commission on October 5, 2018.
3.1	Incorporated by reference from registration statement on Form S-1 filed with the Securities and Exchange Commission on October 5, 2018.
3.3	Incorporated by reference from registration statement on Form S-1 filed with the Securities and Exchange Commission on October 5, 2018.
3.4	Incorporated by reference from registration statement on Form S-1 filed with the Securities and Exchange Commission on October 5, 2018.
3.5	Incorporated by reference from registration statement on Form S-1 filed with the Securities and Exchange Commission on October 5, 2018.

II-7

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on February 14, 2019.

GROWFLOW CORP.

By:	/s/ Rufus Casey
Name:	Rufus Casey
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rufus Casey, their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rufus Casey	Director,	February 14, 2019
Rufus Casey	Principal Executive Officer, Chief Executive Officer

/s/ Paul Manos	Chief Financial Officer, Principal Financial Officer	February 14, 2019
Paul Manos

/s/ Tamara Totah	Director	February 14, 2019
Tamara Totah

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